EXHIBIT 4(ii)
                            FARMLAND INDUSTRIES, INC.
                              FARMLAND FOODS, INC.

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of February 7, 2002 and entered into by and among FARMLAND INDUSTRIES, INC., a Kansas cooperative corporation ("Company"), FARMLAND FOODS, INC, a Kansas corporation ("Foods"), and together with Company, jointly and severally, the "Borrowers", THE FINANCIAL INSTITUTIONS PARTY HERETO (each individually referred to herein as a "Lender" and collectively as "Lenders"), COBANK, ACB ("CoBank") and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International", New York BRANCH ("Rabobank"), as co-syndication agents for Lenders (in such capacity, "Co-Syndication Agents"), HARRIS TRUST & SAVINGS BANK and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents for Lenders (in such capacity, "Co-Documentation Agents"), and BANKERS TRUST COMPANY ("BTCo"), as administrative agent for Lenders (in such capacity, "Agent").

                                 R E C I T A L S

     WHEREAS, capitalized terms used without definition in these Recitals are defined in subsection 1.1;

                  WHEREAS, Borrowers desire that Lenders extend certain credit facilities to Borrowers, the proceeds of which will be used for (i) the refinancing of Indebtedness under the Existing Credit Agreement and the replacement or continuation of certain existing letters of credit in connection therewith and the refinancing of the Synthetic Lease and (ii) general corporate purposes of Borrowers and their Restricted Subsidiaries;

                  WHEREAS, Borrowers desire to secure all of the Obligations hereunder and under the other Loan Documents by pledging and/or granting to Agent for the benefit of the Lenders as their interests appear, the Collateral as follows: (a) a First Priority security interest in the Working Capital Collateral for the benefit of the Revolving Lenders; (b) a Second Priority security interest in the PPE Collateral for the benefit of the Revolving Lenders; (c) an equal and ratable First Priority security interest in the Pari Passu Collateral for the benefit of the Revolving Lenders and the Term Lenders;
(d) a First Priority security interest in the PPE Collateral for the benefit of the Term Lenders; (e) a Second Priority security interest in the Working Capital Collateral for the benefit of the Term Lenders; (f) a Third Priority security interest in the Collateral which consists of PPE Collateral for the benefit of the Lender Hedge Providers; (g) a Third Priority security interest in the Collateral which consists of Working Capital Collateral for the benefit of the Lender Hedge Providers; and (h) a Second Priority security interest in the Collateral which consists of Pari Passu Collateral for the benefit of the Lender Hedge Providers;

                  WHEREAS, the Material Subsidiaries of Borrowers have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Agent, for the benefit of the Lenders as their interests appear, the Collateral as follows: (a) a First Priority security interest in the Working Capital Collateral for the benefit of the Revolving Lenders; (b) a Second Priority security interest in the PPE Collateral for the benefit of the Revolving Lenders; (c) an equal and ratable First Priority security interest in the Pari Passu Collateral for the benefit of the Revolving Lenders and the Term Lenders; (d) a First Priority security interest in the PPE Collateral for the benefit of the Term Lenders; (e) a Second Priority security interest in the Working Capital Collateral for the benefit of the Term Lenders;
(f) a Third Priority security interest in the Collateral which consists of PPE Collateral for the benefit of the Lender Hedge Providers; (g) a Third Priority security interest in the Collateral which consists of Working Capital Collateral for the benefit of the Lender Hedge Providers; and (h) a Second Priority security interest in the Collateral which consists of Pari Passu Collateral for the benefit of the Lender Hedge Providers.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:

Section 1.        DEFINITIONS

1.1      Certain Defined Terms.
         ---------------------

                  The following terms used in this Agreement shall have the following meanings:

                  "Account" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

                  "Additional Mortgaged Property" has the meaning set forth in subsection 6.9.

                  "Additional Mortgages" has the meaning set forth in subsection 6.9.

                  "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 12:00 Noon (New York City time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Adjusted Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the applicable Revolving Loan Exposure of that Lender by (ii) the aggregate applicable Revolving Loan Exposure of all Lenders other than Daily Funding Lender.

                  "ADM/Farmland Master Lease" means the Master Lease dated May 4, 2001 between Company, as Lessor, and ADM/Farmland, Inc., a wholly owned subsidiary of Archer Daniels Midland Company, as Lessee, pursuant to which ADM/Farmland, Inc. leases certain grain elevators from Company and shares losses and profits from the operation thereof with Company, as more specifically provided therein.

                  "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

                  "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall be deemed to be an Affiliate of any of the Loan Parties.

                  "Affiliated Fund" means, with respect to any Lender, a fund that invests in commercial loans and is managed by the same investment advisor as such Lender, an Affiliate of such Lender or by an Affiliate of the same investment advisor as such Lender.

                  "Agent" has the meaning assigned to that term in the introduction to this Agreement, and, with respect to the issuance of any Letter of Credit and so long as BTCo serves as Agent hereunder, includes any Affiliates of BTCo acting as an Issuing Lender, and also means and includes any successor Agent appointed pursuant to subsection 9.5.

                  "Agents" means Agent and Co-Syndication Agents, collectively.

                  "Agreement" means this Credit Agreement dated as of February 7, 2002, as it may be amended, supplemented or otherwise modified from time to time.

                  "Agriliance" means Agriliance LLC, a Delaware limited liability company, which is a Joint Venture of Company.

                  "AP Aging Report" means a written report of the payment status of Borrowers' accounts payable to any Person who has asserted or claimed a Lien against, or payment or setoff right with respect to, any Inventory, which report shall include the amounts due, payment terms, whether any offset or defenses to such payment exist, and such other information required by Agent, in form and substance reasonably required by Agent.

                  "AP Reserve" means the fluctuating reserve established by Agent from time to time against the Borrowing Base in an amount estimated to be the amount (without duplication) of accounts payable and outstanding checks or drafts payable to any Person who may claim a Lien against, or payment or setoff right with respect to, any Inventory and including without limitation Persons who may claim a Lien against Foods under the Packers and Stockyard Act of 1921 (7 U.S.C. ss. 181 et. seq.), as amended, and tank farm and pipeline owners entitled to payment with respect to the storage, transportation and shipping costs, expenses and charges incurred by Company in connection with the storage and transportation of goods used in Company's Petroleum Business.

                  "Approved Indenture" means any of the Indentures or supplements thereto as of the Closing Date described in the definition of Subordinated Investment Certificates and Subordinated Debenture Bonds (collectively, "Existing Indentures") together with any other indenture or supplement thereto after the Closing Date pursuant to which the Company issues Subordinated Indebtedness which is permitted to be issued under this Agreement, provided that the form and substance of any such other indenture or supplement thereto shall be substantially the same as the Existing Indentures as to subordination, redemption, prepayment, payment or defeasance provisions.

                  "AR Aging Report" means a written report of the payment status of Borrowers' accounts receivable, which report shall include the delinquency status, collectibility assessment, write downs or charge-offs, modification or extension of initial payment terms and such other information required by Agent, in form and substance reasonably required by Agent.

                  "Asset Sale" means the sale or disposition by any Borrower or any of its Restricted Subsidiaries to any Person other than a Borrower or a Subsidiary Guarantor of (i) any of the stock of any Subsidiaries of Company held by any Borrower or any of their Restricted Subsidiaries, (ii) substantially all of the assets of any division or line of business of any Borrower or any of their Restricted Subsidiaries, or (iii) any other assets (whether tangible or intangible) of any Borrower or any of their Restricted Subsidiaries with an individual value in excess of $100,000 (other than (a) sales or other disposition of inventory in the ordinary course of business and (b) provided that if the Term Loans have been paid in full and all Obligations under the Term Loans have been satisfied, any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions does not exceed $500,000 individually and $5,000,000 in the aggregate.

                  "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "Base Rate" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "Base Rate Margin" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

                  "Best Efforts" means with respect to any Person, that such Person shall have used its good faith, commercially reasonable best efforts to accomplish any required or requested action but without requiring such Person to relinquish any material rights or incur any additional material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of out-of-pocket costs including attorneys fees.

                  "Borrowers" has the meaning assigned to that term in the introduction to this Agreement.

                  "Borrowing Base" means, as at any date of determination, an aggregate amount equal to:

                  I.(A) ninety percent (90%) of the net orderly liquidation value of items of Eligible Inventory related to Company's Fertilizer Business, with such net orderly liquidation value being calculated as follows:

                 (i)      eighty percent (80%) of Raw Materials; plus
                                                                 ----

                 (ii)     eighty-five percent (85%) of Work-in-Process; plus
                                                                        ----

                 (iii)    eighty-five percent (85%) of Finished Goods; plus
                                                                       ----

                 (iv)     thirty percent (30%) of Spare Parts and Supplies; plus
                                                                            ----

                  (B) ninety percent (90%) of the net orderly liquidation value of items of Eligible Inventory related to Company's Petroleum Business, with such net orderly liquidation value being calculated as follows:

                (i)      ninety percent (90%) of Raw Materials; plus
                                                                ----

                (ii)     eighty-five percent (85%) of Work-in-Process; plus
                                                                       ----

                (iii)    eighty-five percent (85%) of Finished Goods; plus
                                                                      ----

                (iv)     twenty percent (20%) of Spare Parts and Supplies; plus
                                                                           ----

                  (C) ninety percent (90%) of the net orderly liquidation value of items of Eligible Inventory related to Borrowers' Pork Business, with such net orderly liquidation value being calculated as follows:

                (i)      eighty percent (80%) of Raw Materials; plus
                                                                ----

                (ii)     eighty percent (80%) of Work-in-Process; plus
                                                                  ----

                (iii)    eighty percent (80%) of Finished Goods; plus
                                                                 ----

                (iv)     twenty percent (20%) of Spare Parts and Supplies; plus
                                                                           ----

                (v)      forty-five percent (45%) of Packaging Materials; plus
                                                                          ----

     II. eighty-five percent (85%) of Eligible Accounts Receivable,  minus
                                                                     -----
III. the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Inventory and Eligible Accounts Receivable, minus

                  IV.      the Required Reserves;

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Inventory and Eligible Accounts Receivable and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered to Lenders by Company pursuant to subsection 4.1 or subsection 6.1(xvii).

                  "BTCo" has the meaning assigned to that term in the introduction to this Agreement.

                  "BTCo Account" means a deposit account maintained by Agent at BTCo into which the applicable Lock Box Banks are instructed to transfer funds on deposit in the applicable Lock Box Accounts pursuant to the terms of the applicable Lock Box Agreement, if any.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close; provided, however, that in connection with all matters relating to Letters of Credit, "Business Day" shall also exclude any other day on which an Issuing Lender is authorized or required by law or other governmental action to close.

                  "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means the capital stock or other equity interests of a Person.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either "S&P" or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "Change in Control" means any of the following: (i) any Person, or any Person acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Company entitled to vote in the election of members of the Governing Body of Company, other than Securities having such power only by reason of the happening of a contingency;
(ii) the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of any such Governing Body are not Continuing Members; and (iii) the occurrence of any "Change in Control" or similar provision as defined in any Subordinated Indebtedness of Company, or the Demand Loan Certificates. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meanings set forth therefor in the Exchange Act and the rules and regulations promulgated thereunder.

          "Class" means, as applied to Lenders, each of the following two classes of Lenders: (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Term Loan Exposure.

          "Closing Date" means February 8, 2002, the date on which the initial Loans are made.

          "Closing Date Mortgage Policies" has the meaning set forth in subsection 4.1N.

          "Closing Date Mortgaged Property" has the meaning set forth in subsection 4.1N.

          "Closing Date Mortgages" has the meaning set forth in subsection 4.1N.

                  "CoBank" is defined in the preamble to this Agreement.

                  "CoBank Equity Interests" means the equity interests in CoBank that CoBank may from time to time require Company to purchase in accordance with CoBank's bylaws and capital plans applicable to cooperative borrowers generally and pursuant to a written description of the terms and conditions under which such CoBank equity interests are issued which has been provided to Agent prior to the Closing Date.

                  "Coffeyville Bonds" means, collectively, those certain (a) City of Coffeyville, Kansas, Taxable Industrial Revenue Bonds, Series A, 1997 (Farmland Industries, Inc.) in the aggregate original principal amount of $255,110,000 and (b) City of Coffeyville, Kansas, Subordinated Taxable Industrial Revenue Bonds, Series B, 1997 (Farmland Industries, Inc.) in the aggregate original principal amount of $10,520,000, each issued pursuant to the Trust Indenture dated as of December 11, 1997 by and between the City of Coffeyville, Kansas, as issuer, and The Chase Manhattan Bank, as indenture trustee.

                  "Coffeyville Fertilizer Plant" means the Company's coke gasification fertilizer complex facility located in the City of Coffeyville, Kansas, together with all real and personal property constituting such Facility.

                  "Coffeyville Mortgage" means the Closing Date Mortgage on the Real Property Assets comprising the Coffeyville Fertilizer Plant, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock and similar equity interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord or mortgagee in respect of any Real Property Asset where any Inventory is located or any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit XIV annexed hereto, with such changes thereto as may be agreed to by Agent.

                  "Collateral Account" has the meaning assigned to that term in the Security Agreement.

                  "Collateral Documents" means the Security Agreement, the Collateral Access Agreements, the Control Agreements, the Commodity Account Control Agreements, the Mortgages, the Lock Box Agreements and all other instruments or documents delivered by any Loan Party or any Person pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrowers or any of their Restricted Subsidiaries in the ordinary course of business of Borrowers or such Restricted Subsidiary.

                  "Commitment Fee Percentage" is defined in subsection 2.3A.

                  "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "Commodity Account Control Agreement" means the Commodity Account Control Agreement executed and delivered by a commodity intermediary, Agent and Borrowers, substantially in the form of Exhibit XVIII annexed hereto or such other form as may be approved by Agent, as such Commodity Account Control Agreement may be amended, supplemented or otherwise modified from time to time, and "Commodity Account Control Agreements" means all such Commodity Account Control Agreements, collectively.

                  "Commodity Agreement" means any commodity derivative contract, forward sales contract, futures contract, option contract or other similar agreement or arrangement to which Borrowers or any of their Restricted Subsidiaries is a party.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Agent by Borrowers pursuant to subsection 6.1(iv).

                  "Concentration Account" means the Deposit Account of the Company described on Schedule 7.14 as Company's "concentration account", as modified or supplemented from time to time with the approval of Agent, which Deposit Account shall at all times be subject to a Control Agreement.

                  "Confidential Information Memorandum" means the Confidential Information Memorandum circulated by the Agents in connection with the syndication of the Loans and the Commitments.

                  "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Agent (which writing has been delivered to Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

                  "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Restricted Subsidiaries) by Borrowers and their Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries; provided that Consolidated Capital Expenditures shall not include (i) the expenditure of insurance or condemnation proceeds permitted under this Agreement to be used to rebuild or replace damaged, destroyed or condemned assets of the Borrowers and their Restricted Subsidiaries, including any such expenditures to repair or replace assets (at the present location or otherwise) located at the Facility in Albert Lea, Minnesota, or (ii) capital expenditures which are recognized as a result of accounting changes in conformity with GAAP in connection with the Synthetic Lease Restructuring.

                  "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "Consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) Distributions received and (vii) other non-cash items deducted in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), less (viii) other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Borrowers and their Restricted Subsidiaries in conformity with GAAP; provided, however, that "Consolidated EBITDA" for the Fiscal Quarters set forth below shall be the correlative amounts indicated:

                        Fiscal Quarter                     Consolidated EBITDA
            Third Quarter, 2001                                $79,900,000
            Fourth Quarter, 2001                               $74,100,000

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) Consolidated EBITDA minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) the greater of (i) the Maximum Consolidated Capital Expenditures Amount for such period or (ii) the actual Consolidated Capital Expenditures permitted by subsection 7.8 and expended in such period, in each case net of any proceeds of any related financings with respect to such expenditures, (c) Consolidated Cash Interest Expense, (d) the provision for current taxes based on income of Borrowers and their Restricted Subsidiaries and payable in cash with respect to such period,
(e) Cash dividends paid on the Company's Preferred Stock to the extent permitted pursuant to subsection 7.5 and (f) Permitted Cash Patronage Dividends.

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) scheduled principal payments in respect of the Term Loans, (iii) provisions for taxes based on income, (iv) Cash dividends paid on the Company's Preferred Stock and (v) Permitted Cash Patronage Dividends, all of the foregoing as determined on a consolidated basis for Borrowers and their Restricted Subsidiaries in conformity with GAAP.

                  "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrowers and their Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrowers and their Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

                  "Consolidated Leverage Ratio" means, as at any date, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of Borrowers and their Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Joint Venture during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged into or consolidated with Borrowers or any of their Restricted Subsidiaries or that Person's assets are acquired by Borrowers or any of their Restricted Subsidiaries, (iii) the income of any Restricted Subsidiary of Borrowers to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales (other than after tax gains or losses attributable to the sale of Company's interest in Country Energy LLC) or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "Consolidated Senior Leverage Ratio" means, as at any date, the ratio of (a) Consolidated Total Senior Debt as at such date to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter.

                  "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrowers and their Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Senior Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrowers and their Restricted Subsidiaries which is not Subordinated Indebtedness, determined on a consolidated basis in accordance with GAAP.

                  "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) net liabilities under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "Continuing Members" means, as of any date of determination, any member of the Governing Body of a Borrower who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Control Agreement" means a control agreement with respect to deposit accounts executed and delivered by a depositary bank, Agent and Borrowers, substantially in the form of Exhibit XIII attached hereto or such other form as may be approved by Agent, as such Control Agreement may hereafter be amended, supplemented or modified from time to time.

                  "Co-Syndication Agents" means CoBank and Rabobank.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrowers or any of their Restricted Subsidiaries is a party.

                  "Daily Funding Lender" means Agent, in its individual capacity as a Lender hereunder.

                  "Daily Funding Lender Discretionary Period" is defined in subsection 2.1C.

                  "Demand Loan Certificates" means those certain (i) Demand Loan Certificates issued pursuant to the Indenture dated as of December 4, 1997 between Company and Commerce Bank, National Association, as Trustee, and (ii) Demand Loan Certificates issued pursuant to the Indenture dated as of November 20, 1981 between Company and Commerce Bank of Kansas City, National Association, as Trustee, as such Indentures may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Designated Officer" means the Company's chief executive officer, president, chief financial officer, treasurer or assistant treasurer.

                  "Distributions" means cash distributions received by Borrowers and/or their Restricted Subsidiaries from Joint Ventures, Unrestricted Subsidiaries on account of ownership or equity interests in such Persons, plus the amount of "Additional Rent" paid in cash under the ADM/Farmland Master Lease, as defined therein.

                  "Dollars" and the sign "$" mean the lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of Borrowers that is incorporated or organized under the laws of the United States of America, any state thereof or of the District of Columbia.

                  "Eligible Accounts Receivable" means the Accounts of Borrowers arising out of the Fertilizer Business, the Petroleum Business and the Pork Business deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by, without duplication, the amount of all returns, discounts, deductions, credits, charges, or other allowances. Unless otherwise approved in writing by Agent, an Account shall not be an Eligible Accounts Receivable if:

(a) in the case of Accounts arising out of the Fertilizer Business, its payment terms are longer than 30 days from invoice date; in the case of Accounts arising out of the Petroleum Business, its payment terms are longer than 30 days from invoice date; in the case of Accounts arising out of the Pork Business, its payment terms are longer than 7 days from product receipt date; or

(b) it is unpaid more than 60 days after the original payment due date on payment terms which do not exceed those described in the preceding clause (a); or

(c) it arises out of a sale made by such Borrower to an Affiliate, other than between Borrowers, to an Unrestricted Subsidiary or to Agriliance, Farmland Hydro, SF Phosphates Limited Company, Farmland MissChem Limited or in connection with Related Business Activities; or

(d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (b) above; or

(e) when aggregated with all other Accounts of an account debtor, such Account exceeds thirty percent (30%) of an amount equal to (x) the face value of all Accounts of Borrowers then outstanding arising out of the Fertilizer Business, the Petroleum Business and the Pork Business less (y) all prepayments, security deposits or similar advances made to Borrowers with respect to such Accounts which are not otherwise subject to a non-offset agreement which has been approved by Agent, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) in which Agent has a perfected First Priority security interest; or

(f) the account debtor for such Account has asserted a right of setoff against any Borrower, or has disputed or contested its liability in whole or in part or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

(g) the account debtor for such Account is a creditor of any Borrower, but only to the extent of the amount owed by any Borrower to such account debtor, or

(h) such Account is not payable in Dollars or the account debtor for such Account is located outside the continental United States, unless such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) in which Agent has a perfected First Priority security interest; or

(i) the account debtor is owed amounts in respect of trade promotions or rebates, but only to the extent of such owed amounts; or

(j) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower duly assigns its rights to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.ss.ss.3727 et seq.); or

(k) the account debtor is (or its assets are) the subject of an Insolvency Event; or

(l) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

(m) Agent determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

(n) the goods giving rise to such Account have not been shipped to the account debtor, the services giving rise to such Account have not been performed, or such Account otherwise does not represent a final sale; or

(o) such Account does not comply with all requirements of law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

(p) it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

(q) such Account is subject to any adverse security deposit, prepayment or other similar advance made by or for the benefit of the applicable account debtor which are not otherwise subject to a non-offset agreement which has been approved by Agent, but only to the extent of such deposit, prepayment or advance; or

(r) the account debtor is owed amounts in respect of contractual volume rebates, but only to the extent of such owed amounts;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate restrictions) to the standards of eligibility set forth in this definition. Notwithstanding that an Account may not constitute an Eligible Account Receivable, it shall still constitute Working Capital Collateral.

                  "Eligible Assignee" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (ii) any Lender, any Affiliate of any Lender and any Affiliated Fund of any Lender; provided that neither Borrowers nor any Affiliate of Borrowers shall be an Eligible Assignee.

                  "Eligible Inventory" means the aggregate amount of Raw Materials, Work-in-Process, Finished Goods, Spare Parts and Supplies and Packaging Material of Borrowers used in or arising from the Fertilizer Business, the Petroleum Business and the Pork Business deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Inventory shall be valued at the lower of cost or market on a basis consistent with such Borrower's current and historical accounting practice and net of an allowance for shipping or freight charges. Unless otherwise approved in writing by Agent, an item of such Inventory shall not be included in Eligible Inventory if:

(a) it is not subject to a valid and perfected First Priority Lien in favor of Agent except, with respect to Inventory stored at sites described in clause (b) below, for Liens for unpaid rent or normal and customary warehousing, storage or pipeline tariff charges which are not past due; or

(b) it is not located on property owned or leased by a Borrower or in a contract warehouse, tank farm or pipeline, in each case subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor, contract warehouseman, tank farm or pipeline owner, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that the failure to deliver any Collateral Access Agreement referred to in this clause (b) shall not render the applicable item ineligible to the extent that Agent establishes reserves in an amount at least equal to three months rent payable thereunder or with respect to an item of Inventory located in a tank farm or pipeline in an amount at least equal to all amounts owing to the owner or operator of such tank farm or pipeline and Borrowers' costs to store or transport such Inventory to a location owned by Borrowers or subject to a Collateral Access Agreement); or

(c)               it reflects gains or losses on a Hedge Agreement; or

(d) it is not owned solely by such Borrower or such Borrower does not have good, valid and marketable title thereto; or it is subject to an exchange agreement or reciprocal supply or purchase agreement with other producers or suppliers; or

(e)      it constitutes promotional supplies; or

(f)      it is not located in the United States; or

(g) it consists of goods returned or rejected by such Borrower's customers or goods in transit to third parties (other than goods in transit in the United States to sites described in clause (b) above, covered by a Collateral Access Agreement or as to which such reserve has been established); or

(h)               it is not  first-quality  goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents;

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate restrictions) to the standards of eligibility set forth in this definition. Notwithstanding that Inventory may not constitute Eligible Inventory it shall still constitute Working Capital Collateral.

                  "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrowers, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates.

                  "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrowers or any of their Restricted Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrowers, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan in each case resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrowers, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrowers, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrowers, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, which, in each case, would be reasonably expected to have a Material Adverse Effect;
(ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "Eurodollar Rate Margin" means the margin over the Adjusted Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

                  "Event of Default" means each of the events set forth in
Section 8.

                  "Excess Funded Amount" is defined in subsection 2.1D(ii).

                  "Excess Paydown Amount" is defined in subsection 2.1D(iii).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Existing Credit Agreement" means that certain Credit Agreement (Revolving Loan) dated as of May 10, 2000 between Company, CoBank, as Administrative Agent, and the financial institutions party thereto, as amended prior to the Closing Date.

                  "Existing Letters of Credit" is defined in subsection 3.1C.

                  "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrowers or any of their Restricted Subsidiaries or any of their respective predecessors or Affiliates.

               "Farmland Hydro" means Farmland Hydro,  L.P., a Delaware  limited partnership, which is a Joint Venture of the Company.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                  "Fertilizer Business" means the business conducted by the Company consisting of the production, manufacture, processing, marketing and sale of fertilizers and related products.

                  "Financial Plan" has the meaning assigned to that term in subsection 6.1(xii).

                  "Finished Goods" means completed finished goods which are held for sale or lease by a Person but not including any Raw Materials, Work-in-Process, Spare Parts and Supplies or Packaging Materials.

                  "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

                  "Fiscal Year" means (a) the fiscal year of Borrowers and their Subsidiaries (other than Tradigrain and its affiliated companies described on Schedule 5.1) ending on or about August 31 of each calendar year, and (b) in the case of Tradigrain and its affiliated companies a fiscal year ending on July 31 of each calendar year.

                  "Flood Hazard Property" means any real property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "Foreign Subsidiary" means any Subsidiary of Borrowers that is not a Domestic Subsidiary.

                  "Funding and Payment Office" means (i) the office of Agent located at 31 West 52nd Street, New York, New York 10019 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Borrowers and each Lender.

                  "Funding Date" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "Government Authority" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent order or consent decree of or from, or notice to, any Government Authority.

                  "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively, or a Commodity Agreement designed to hedge against fluctuations in commodity prices.

                  "Hedge Reserve" means the fluctuating reserve established by Agent from time to time against the Borrowing Base in an amount equal to the aggregate Mark-to-Market Adjustment Amounts under all applicable Lender Hedge Agreements then outstanding. Agent shall adjust the Hedge Reserve to reflect any change in any Mark-to-Market Adjustment Amount under a Lender Hedge Agreement as set forth in a certificate of such Lender or its Affiliate.

                  "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money (excluding accrued interest other than payable-in-kind interest), (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) drafts accepted by third parties other than in the ordinary course of such Person's business and notes payable representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided that the amount of indebtedness shall be limited to the value of such property or asset if such indebtedness is nonrecourse to such Person). Obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "Indemnitee" has the meaning assigned to that term in subsection 10.3.

                  "Insolvency Event" means, with respect to any Person, that a court with jurisdiction over such Person shall enter a decree or order for relief in respect of the Person or its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or an involuntary case shall be commenced against such Person or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Person or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Person or any of its Subsidiaries, and any such event described in this clause shall continue for 30 days unless dismissed, bonded or discharged.

                  "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Borrowers and their Restricted Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrowers and their Restricted Subsidiaries, taken as a whole.

                  "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of greater than three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrowers or any of their Restricted Subsidiaries is a party.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Inventory" means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including any to be furnished under a contract of service, including without limitation Raw Materials, Work-in-Process, Finished Goods, Spare Parts and Supplies and Packaging Materials.

                  "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Restricted Subsidiary of Borrowers), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Borrowers from any Person other than Borrowers or any of their Restricted Subsidiaries, of any equity Securities of such Restricted Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Restricted Subsidiaries to any other Person (other than a wholly-owned Restricted Subsidiary of Borrowers), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) any Interest Rate Agreements, Currency Agreements or Commodity Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "IP Collateral" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                  "Issuing Lender" means, with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii); provided that any Issuing Lender may be an Affiliate of BTCo at the option of BTCo so long as (i) BTCo is a Lender under this Agreement and (ii) such Affiliate shall have executed a counterpart of this Agreement on or prior to the date of any issuance of any Letter of Credit by such Affiliate.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "Joint Venture Agreement" means the joint venture, operating, partnership or other agreement pursuant to which a Joint Venture is organized and operated and which shall include the ADM/Farmland Master Lease.

                  "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Agent or in the form attached hereto as Exhibit XII, pursuant to which such lessor agrees, for the benefit of Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Agent may reasonably request.

                  "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Agent in its sole discretion as not being required to be included in the Collateral.

                  "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include BTCo as an Issuing Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "Lender Hedge Agreement" means any Hedge Agreement entered into by any Borrower and one or more Lenders pursuant to the terms of this Agreement. Any Lender may, from time to time, in its sole and absolute discretion, and as approved by Agent in its reasonable discretion, enter into one or more Lender Hedge Agreements. Each Lender Hedge Agreement shall constitute a Loan Document for purposes of this Agreement.

                  "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrowers pursuant to subsection 3.1.

                  "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

                  "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrowers in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty, the Collateral Documents and any Post Closing Agreement.

                  "Loan Party" means each of Borrowers and each of Borrowers' Material Subsidiaries executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

                  "Lock Box" means a lockbox maintained by any Borrower pursuant to arrangements satisfactory to Agent.

                  "Lock Box Account" means a Deposit Account under the exclusive dominion and control of Agent that is maintained by any Borrower with a Lock Box Bank pursuant to a Lock Box Agreement.

                  "Lock Box Agreement" means a Lock Box Agreement executed and delivered by a Lock Box Bank, Agent and the applicable Borrower, substantially in the form of Exhibit XV annexed hereto, as such Lock Box Agreement may be amended, supplemented or otherwise modified from time to time, and "Lock Box Agreements" means all such Lock Box Agreements, collectively.

                  "Lock Box Bank" means any commercial bank satisfactory to Agent at which any Borrower maintains a Lock Box Account.

                  "Mandatory Redemption Amount" means any of the following amounts required to be paid to holders of Subordinated Debenture Bonds, Subordinated Investment Certificates, or other Subordinated Indebtedness pursuant to each Approved Indenture therefor, as applicable (i) the principal amount of such Subordinated Indebtedness upon the holder thereof becoming disabled, declared mentally incompetent, attaining age 59 1/2 or upon notice of such holder's death, (ii) the principal amount of such Subordinated Indebtedness upon a mandatory withdrawal from an individual retirement account established under Section 408 of the Internal Revenue Code, and (iii) the principal amount of such Subordinated Indebtedness upon any other required mandatory redemption of such Subordinated Indebtedness, subject to the limitations on amounts and the timing of payment thereof set forth in the applicable Approved Indenture and excluding any voluntary redemption of such Subordinated Indebtedness by the Company.

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Mark-to-Market Adjustment Amount" means the fluctuating credit exposure of a Lender or its Affiliate under a Lender Hedge Agreement based upon increases or decreases in the interest rate, currency values or commodity prices, as applicable. Each such Lender or its Affiliate shall provide to the Agent a certificate containing the calculation of the Mark-to-Market Adjustment Amount under the related Lender Hedge Agreement in reasonable detail, not less frequently than monthly.

                  "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers and their Restricted Subsidiaries, taken as a whole, (ii) the impairment of the ability of any Loan Party to perform in all material respects, or of Agent or Lenders to enforce, the Obligations, or (iii) a material adverse effect on the value of the Collateral or the amount which Agent or Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

                  "Material Contract" means any contract or other arrangement to which Borrowers or any of their Restricted Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "Material Leasehold Property" means a Leasehold Property reasonably determined by Agent to be of material value as Collateral or of material importance to the operations of Borrowers or any of their Restricted Subsidiaries; provided, however that, excepting any such Leasehold Properties set forth on Schedule 5.5B annexed hereto, no Leasehold Property with respect to which the aggregate amount of all rents payable during any one Fiscal Year never exceeds $150,000 shall be a "Material Leasehold Property".

                  "Material Real Property Asset" means any Real Property Asset owned in fee by Borrowers or any Material Subsidiary which has a fair market value in excess of $5,000,000 as reasonably determined by Borrowers and subject to approval by Agent in its reasonable discretion.

                  "Material Subsidiary" means (a) Farmland Transportation, Inc., a Missouri corporation, Farmland Pipe Line Company and SFA, Inc., an Arkansas corporation, and (b) any Restricted Subsidiary of Borrowers now existing or hereafter acquired or formed, (i) with more than $3,000,000 of shareholders' equity or (ii) as may be designated by Borrowers as a "Material Subsidiary"; provided that in no event shall the aggregate amount of shareholders' equity in Restricted Subsidiaries which are not also Material Subsidiaries exceed $10,000,000 at any time.

                  "Maximum Rate" is defined in subsection 2.2G.

                  "Member" means any Person that is a member of Company.

                  "Monthly Reporting Package" means a monthly report of Borrowers which contains Borrowers' monthly and Fiscal Year-to-date financial information prepared on a Restricted Subsidiary Basis.

                  "Moody's" means Moody's Investor Services, Inc.

                  "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit VI annexed hereto or in such other form as may be approved by Agent in its sole discretion, in each case with such changes thereto as may be recommended by Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

               "Multiemployer  Plan" means any  Employee  Benefit Plan that is a
                    "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, including principal payments thereon but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within one year of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Borrowers or any of their Restricted Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrowers or any of their Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrowers or any of their Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Borrowers or such Restricted Subsidiary in respect thereof, provided that "Net Insurance/Condemnation Proceeds" shall not include the insurance or condemnation proceeds received or to be received by Borrowers in connection with the casualty at the Borrowers' Facility in Albert Lea, Minnesota.

                  "Net Securities Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from issuance of Securities of or incurrence of Indebtedness by Borrowers or any of their Restricted Subsidiaries.

                  "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                  "Notes" means one or more of the Term Notes or Revolving Notes or any combination thereof.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Borrowers to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrowers to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "Officer" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "Officer's Certificate" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                  "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "Pari Passu Collateral" means Collateral consisting of all intangible assets of Borrowers and their Material Subsidiaries and all proceeds thereof, provided that in no event shall Pari Passu Collateral include Working Capital Collateral or PPE Collateral.

                  "Packaging Materials" means goods consisting of unused containers, cardboard boxes and related supplies used for the packaging of Finished Goods for the Pork Business.

                  "Patronage Dividends" means, for any period, the dividends paid by Company to patrons or Members pursuant to the Company's Articles of Incorporation.

                  "Payee" is defined in subsection 2.1D(iv).

                  "Payor" is defined in subsection 2.1D(iv).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "Permitted Cash Patronage Dividends" is defined in subsection 7.6G.

                  "Permitted Discretion" means Agent's good faith judgment based upon any factor which it believes in good faith: (i) could be reasonably likely to adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any of the Borrowers or any of their Restricted Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of any Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to Borrowers' Accounts, (iii) changes in demand for, and pricing of, Borrowers' Inventory, (iv) changes in any concentration of risk with respect to such Accounts or Inventory, and (v) any other factors that change the credit risk of lending to Borrowers on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on Borrowers.

                  "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

(ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

(iii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(v) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

(vi) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of Borrowers or any of their Restricted Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations and licenses and other agreements granting to third parties rights of use or possession of portions of a Borrower's Real Property Assets which are not required for the operations of any Borrower or Material Subsidiary and in each case which do not interfere in any material respect with the ordinary operation of the business of Borrowers or any Restricted Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

(vii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrowers or any of their Restricted Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

(viii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
                  (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(ix)             Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xi) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrowers and their Restricted Subsidiaries;

(xiii) licenses of Intellectual Property granted by Borrowers or any of their Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrowers or such Restricted Subsidiary; and

(xiv) matters disclosed in the Closing Date Mortgage Policies as accepted by Agent.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "Petroleum Business" means the business conducted by Company consisting of the production, manufacture, processing, marketing and sale of refined fuels, propane, petroleum and petroleum by-products.

                  "Pork Business" means the business conducted by Borrowers consisting of the production, manufacture, processing, marketing and sale of pork and meat products and packing house by-products.

                  "Post Closing Agreement" means that certain Post Closing Agreement of even date herewith by and among the Borrowers, the Material Subsidiaries and Agent, pursuant to which the Borrowers agree to cause the matters set forth in the Post Closing Agreement to be completed in the manner and by the applicable dates set forth therein.

                  "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PPE Collateral" means Collateral consisting of all tangible real and personal property of Borrowers and their Material Subsidiaries located on the Real Property Assets identified on Schedule 5.5B as being subject to a Mortgage in favor of Agent, together with proceeds thereof, provided that in no event shall PPE Collateral include Working Capital Collateral or Pari Passu Collateral.

                  "Preferred Stock" means the shares of 8% Series A Cumulative Redeemable Preferred Stock issued by the Company pursuant to a Certificate of Designation dated December 17, 1999 filed with the Kansas Secretary of State.

                  "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Revolving A Loan Commitment or the Revolving A Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender under such Revolving A Loan Commitment, the percentage obtained by dividing (x) the Revolving A Loan Exposure of that Lender by (y) the aggregate Revolving A Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving B Loan Commitment or the Revolving B Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender under such Revolving B Loan Commitment, the percentage obtained by dividing (x) the Revolving B Loan Exposure of that Lender by (y) the aggregate Revolving B Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the aggregate Revolving Loan Commitments or the aggregate Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender under such aggregate Revolving Loan Commitments, the percentage obtained by dividing (x) the aggregate Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the aggregate Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1 or required pursuant to subsection 10.5. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv) and
(v) of the preceding sentence is set forth opposite the name of that Lender in
Schedule 2.1 annexed hereto.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "Raw Materials" means all raw materials or supplies to be used or consumed in the production or manufacture of Finished Goods by a Person in the ordinary course of business prior to such use or consumption but not including any living livestock, Spare Parts and Supplies or Packaging Materials.

                  "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agent.

                  "Refinery Assets" shall mean the petroleum refinery facilities owned by Borrowers or their Restricted Subsidiaries located in Coffeyville, Kansas and Phillipsburg, Kansas and related assets, including any associated crude oil gathering assets, pipelines and Pipeline.

                  "Register" has the meaning assigned to that term in subsection 2.1E.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

                  "Related Agreements" mean the Joint Venture Agreements, Joint Venture credit agreements and other agreements set forth on Schedule 1.1A annexed hereto.

                  "Related Business Activities" means the business activities conducted by either Borrower consisting of the following services: (i) package label and invoice printing services for members, (ii) truck hauling services for Borrowers' customers and divisions and (iii) semi-truck and trailer repair services for Borrowers' customers and divisions.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "Request for Issuance of Letter of Credit" means a request in the form of Exhibit III annexed hereto delivered by a Borrower to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "Required Reserves" means the Hedge Reserve and the AP
Reserve.

                  "Requisite Class Lenders" means, at any time of determination
(i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders and (ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

                  "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "Restricted Subsidiary" means a Subsidiary that is not an Unrestricted Subsidiary.

                  "Restricted Subsidiary Basis" has the meaning set forth therefor in subsection 6.1(ii).

                  "Revolving A Lender" means a Lender that has a Revolving A Loan Commitment and/or that has an outstanding Revolving A Loan.

                  "Revolving A Loan Commitment" means the commitment of a Revolving A Lender to make Revolving A Loans pursuant to subsection 2.1A(ii)(a), and "Revolving A Loan Commitments" means such commitments of all Revolving A Lenders in the aggregate.

         "Revolving A Loan Commitment Termination Date" means February 28, 2007.

         "Revolving A Loan Exposure" means, with respect to any Revolving A Lender as of any date of determination (i) prior to the termination of the Revolving A Loan Commitments, that Lender's Revolving A Loan Commitment and (ii) after the termination of the Revolving A Loan Commitments, the sum of
(a) the aggregate outstanding principal amount of the Revolving A Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) under such Revolving A Loan Commitment plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit under such Revolving A Loan Commitment.

                  "Revolving A Loans" means the Loans made by Revolving A Lenders to Borrowers pursuant to subsection 2.1A(ii)(a).

                  "Revolving A Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1F on the Closing Date, (ii) any promissory notes issued in connection with any increases in the Revolving A Loan Commitments under subsection 2.1A(iii) and (iii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving A Loan Commitments and Revolving A Loans of any Revolving A Lenders, in each case substantially in the form of Exhibit V-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Revolving B Lender" means a Lender that has a Revolving B Loan Commitment and/or that has an outstanding Revolving B Loan.

                  "Revolving B Loan Commitment" means the commitment of a Revolving B Lender to make Revolving B Loans pursuant to subsection 2.1A(ii)(b), and "Revolving B Loan Commitments" means such commitments of all Revolving B Lenders in the aggregate.

                  "Revolving B Loan Commitment Termination Date" means initially May 7, 2002, as such date may be extended from time to time with respect to all or any portion of the Revolving B Loan Commitment for additional three-month periods in the reasonable judgment of the Agent; provided that the Agent shall extend such date for additional three-month periods unless Agent makes a determination in the exercise of its reasonable judgment that the Borrowers have sufficient availability under the remaining Revolving Loan Commitments that any such portion of the Revolving B Loan Commitment not being extended is no longer necessary for Borrowers' working capital or other corporate purposes.

                  "Revolving B Loan Exposure" means, with respect to any Revolving B Lender as of any date of determination (i) prior to the termination of the Revolving B Loan Commitments, that Lender's Revolving B Loan Commitment and (ii) after the termination of the Revolving B Loan Commitments, the sum of
(a) the aggregate outstanding principal amount of the Revolving B Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) under such Revolving B Loan Commitment plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit under such Revolving B Loan Commitment.

                  "Revolving B Loans" means the Loans made by Revolving B Lenders to Borrowers pursuant to subsection 2.1A(ii)(b).

                  "Revolving B Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving B Loan Commitments and Revolving B Loans of any Revolving B Lenders, in each case substantially in the form of Exhibit V-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Revolving Lender" means a Revolving A Lender or a Revolving B Lender.

                  "Revolving Loan Commitment" means a Revolving A Loan Commitment or a Revolving B Loan Commitment.

                  "Revolving Loan Commitment Termination Date" means the Revolving A Loan Commitment Termination Date or the Revolving B Loan Commitment Termination Date.

                  "Revolving Loan Exposure" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "Revolving Loans" means the Revolving A Loans or the Revolving B Loans.

                  "Revolving Notes" means the Revolving A Notes or the Revolving B Notes.

                  "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies.

                  "Second Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than First Priority Liens and Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) and (ii) such Lien is the only Lien (other than First Priority Liens and Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, equity interests, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, whether or not certificated.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Security Agreement" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "Settlement Date" is defined in subsection 2.1D(i).

                  "Settlement Notice" is defined in subsection 2.1D(i).

                  "Solvent" means, with respect to any Person, that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Spare Parts and Supplies" means goods consisting of spare and replacement parts and supplies used in or to facilitate the production or manufacture of Finished Goods by a Person in the ordinary course of business but not including Raw Materials, Work-in-Process or Packaging Materials.

                  "Standby Letter of Credit" means any Existing Letter of Credit and any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrowers or any of their Restricted Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrowers or any of their Restricted Subsidiaries, (iii) the obligations of third party insurers of Borrowers or any of their Restricted Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrowers or any of their Restricted Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrowers or any of their Restricted Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry and (vi) trade payables in the Borrowers' ordinary course of business; provided that Standby Letters of Credit may not be issued for the purpose of supporting any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "Subordinated Debenture Bonds" means the unsecured Subordinated Debenture Bonds issued by Company from time to time pursuant to the Subordinated Indenture dated December 4, 1997 between Company and Commerce Bank, National Association, as Trustee, as such Subordinated Debenture may be amended, supplemented, or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "Subordinated Indebtedness" means (i) the Subordinated Debenture Bonds, (ii) the Subordinated Investment Certificates and (iii) any unsecured Indebtedness of Borrowers or their Restricted Subsidiaries that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.
                  "Subordinated Investment Certificates" means the following unsecured, subordinated obligations of the Company issued pursuant to the referenced Indentures, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12: (i) 20 Year Subordinated Capital Investment Certificates, issued pursuant to that certain Indenture dated as of November 8, 1984 by and between Company and Commerce Bank of Kansas City, National Association, as Trustee (the "Trustee");
(ii) 10 Year Subordinated Capital Investment Certificates issued pursuant to that certain Indenture dated as of November 8, 1984 by and between Company and the Trustee, as amended January 3, 1985 and December 3, 1991; (iii) 5 Year Subordinated Capital Investment Certificates issued pursuant to that certain Indenture dated as of November 8, 1984 by and between Company and the Trustee, as amended January 3, 1985 and December 3, 1991; (iv) 10 Year Subordinated Monthly Income Capital Investment Certificates issued pursuant to that certain Indenture dated as of November 8, 1984 by and between Company and the Trustee, as amended January 3, 1985 and December 3, 1991; (v) 5 Year Subordinated Monthly Income Capital Investment Certificates issued pursuant to that certain Indenture dated as of November 11, 1985 by and between Company and the Trustee; and (vi) 10 Year Subordinated Individual Retirement Account Certificates issued pursuant to that certain Indenture dated as of November 8, 1984 by and between Company and the Trustee, as amended January 3, 1985 and December 3, 1991.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Subsidiary Guarantor" means any Material Subsidiary of any Borrower that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                  "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Material Subsidiaries of Borrowers on the Closing Date and to be executed and delivered by additional Material Subsidiaries of Borrowers from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XVI annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Supermajority Lenders" means Lenders having or holding more than 66% of the sum of the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Term Loan Exposure of all Lenders.

                  "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

                  "Synthetic Lease" means the synthetic lease financing arrangement evidenced by that certain Participation Agreement between the Company, as Lessee and Guarantor, Wilmington Trust Company, as Owner Trustee and Lessor, CSL Leasing, Inc., Scotiabank Inc., Dresdner Bank, AG, Grand Cayman Branch and Texaco Hydrogen Inc., as Owner Participants, The Chase Manhattan Bank, as agent for Lenders, and the financial institutions party thereto, dated as of December 11, 1997, as amended prior to the Closing Date.

                  "Synthetic Lease Restructuring" means the restructuring of the Synthetic Lease, including among other things, the payoff of all amounts outstanding under that certain Credit Agreement dated as of December 11, 1997 by and among Wilmington Trust Company, as lessor, The Chase Manhattan Bank, as agent, and the other financial institutions party thereto, and the release or assignment of all Liens and security interests provided for therein and as described on Schedule 1.1B annexed hereto. The Synthetic Lease Restructuring must be satisfactory to Agent in all respects.

                  "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) by the United States or by any other Government Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office.

                  "Term Lender" means a Lender that has a Term Loan Commitment and/or that has an outstanding Term Loan.

                  "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Borrowers pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

                  "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                  "Term Loans" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(i).

                  "Term Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Third Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than First Priority Liens, Second Priority Liens, and Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) and (ii) such Lien is the only Lien (other than First Priority Liens, Second Priority Liens and Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "Title Company" means one or more title insurance companies reasonably satisfactory to Agent.

                  "Total Utilization of Revolving A Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving A Loans plus (ii) the Letter of Credit Usage under such Revolving A Loan Commitments.

                  "Total Utilization of Revolving B Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving B Loans plus (ii) the Letter of Credit Usage under such Revolving B Loan Commitments.

                  "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of the Total Utilization of the Revolving A Loan Commitments plus the Total Utilization of the Revolving B Loan Commitments.

                  "Transaction Costs" means the fees, costs and expenses payable by Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "Unrestricted Subsidiary" means any Subsidiary identified as such on Schedule 5.1 attached hereto and that has been so designated by the Governing Body of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution or by a written notification from a Designated Officer to the extent such Officer has been so authorized to act; provided that such Subsidiary: (i) has no Indebtedness that is directly or indirectly recourse to any Borrower or any Restricted Subsidiary; (ii) is not party to any agreement, contract, arrangement or understanding with any Borrower or any Restricted Subsidiary of any Borrower that would provide the creditors of such Unrestricted Subsidiary (including Persons with contingent claims against such Unrestricted Subsidiary) with any recourse to or against any Borrower or any of their Restricted Subsidiaries or any of their respective assets or revenues; (iii) is a Person with respect to which no Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional equity Securities or other equity or ownership interests, or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve or maintain any specified levels of profitability; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Borrower or any of their Restricted Subsidiaries; and (v) has no Subsidiaries and provided further that, upon giving effect to such designation, no Potential Event of Default or Event of Default shall have occurred. Any such designation by the Company shall be evidenced to Agent by filing with Agent an Officer's Certificate of a Designated Officer certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed incurred by a Restricted Subsidiary of Company as of such date. The Governing Body of the Company or Designated Officer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under subsection 7.1 and (ii) no Event of Default or Potential Event of Default would be in existence following such designation.

                  "Unused Portion" is defined in subsection 2.3A.

                  "Working Capital Collateral" means Collateral consisting of Inventory and Accounts of Borrowers and their Material Subsidiaries, together with proceeds thereof.

                  "Work-in-Process" means goods to be sold or leased by a Person in the normal course of business which are at the time of determination in the process of being manufactured by such Person but not including any Raw Materials, Spare Parts and Supplies or Packaging Materials.

1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
         ------------------------------------------------------------------
         Under Agreement.
         ---------------

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrowers, Agent or Requisite Lenders shall so request, Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrowers shall provide to Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

1.3      Other Definitional Provisions and Rules of Construction.
         -------------------------------------------------------

A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

D. Whenever the phrase "Borrowers and their Restricted Subsidiaries on a consolidated basis" or words of similar meaning appear in this Agreement, such phrases are intended to refer to the consolidation of the financial statements, in accordance with GAAP, of Borrowers and their Restricted Subsidiaries as if the Restricted Subsidiaries are Borrowers' only Subsidiaries.

Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      Commitments; Making of Loans; the Register; Notes.
         -------------------------------------------------

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i) and 2.1A(ii).

     (i) Term Loan. Each Lender that has a Term Loan Commitment severally agrees
          ---------
to lend to Borrowers on the Closing Date an amount    not exceeding its
Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto
                                                    ------------
and the aggregate amount of the Term Loan Commitments is $150,000,000;  provided
                                                                       --------
that the    Term  Loan  Commitments  of  Lenders  shall be
adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on February 7, 2002 if the Term Loans are not made on or before that date. Borrowers may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

(ii)     Revolving Loans.
         ---------------

     (a) Revolving A Loans. Each Revolving A Lender severally agrees, subject to
         -----------------
the  limitations set forth below with respect to the  maximum amount of Revolving A Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Revolving A Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving A Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving A Lender's Revolving A Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                                 ------------
original   amount  of     the  Revolving  A  Loan   Commitments  is
$319,000,000;  provided,  that the Revolving A Loan  Commitments  of Revolving A
               --------
  Lenders shall be adjusted to give effect to any increase of the Revolving A Loan Commitments pursuant to subsection 2.1A(iii); provided further
                                                               --------  -------
that the Revolving A Loan  Commitments  of Revolving A Lenders shall be adjusted
to give   effect to any  assignments  of the  Revolving A Loan
Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving A Lender's Revolving A Loan Commitment shall expire on the Revolving A Loan Commitment Termination Date and all Revolving A Loans and all other amounts owed hereunder with respect to the Revolving A Loans and the Revolving A Loan Commitments shall be paid in full no later than that date; provided that each
                                                             --------
Revolving  A  Lender's  Revolving  A  Loan    Commitment  shall  expire
immediately and without further action on February 7, 2002 if a Revolving A Loan is not made on or before that date. Amounts borrowed under this subsection 2.1A(ii)(a) may be repaid and reborrowed to but excluding the Revolving A Loan Commitment Termination Date.

                           Anything contained in this Agreement to the contrary
                  notwithstanding, the Revolving A Loans and the Revolving A Loan Commitments shall be subject to the following limitations in the amounts indicated:

                    (w) in no event shall the Total Utilization of Revolving A Loan Commitments at any time exceed the Revolving A Loan Commitments then in effect;

                    (x) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                    (y) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Borrowing Base then in effect.

     (b) Revolving B Loans. Each Revolving B Lender severally agrees, subject to the limitations set forth below with respect to the ----------------- maximum amount of Revolving B Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Revolving B Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving B Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving B Lender's Revolving B Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of ------------ the Revolving B Loan Commitments is $31,000,000; provided that the Revolving B Loan Commitments of Revolving B -------- Lenders shall be adjusted to give effect to any assignments of the Revolving B Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving B Lender's Revolving B Loan Commitment shall expire on the Revolving B Loan Commitment Termination Date and all Revolving B Loans and all other amounts owed hereunder with respect to the Revolving B Loans and the Revolving B Loan Commitments shall be paid in full no later than that date; provided that -------- each Revolving B Lender's Revolving B Loan Commitment shall expire immediately and without further action on February 7, 2002 if a Revolving Loan is not made on or before that date. Amounts borrowed under this subsection 2.1A(ii)(b) may be repaid and reborrowed to but excluding the Revolving B Loan Commitment Termination Date.

                           Anything contained in this Agreement to the contrary
                  notwithstanding, the Revolving B Loans and the Revolving B Loan Commitments shall be subject to the following limitations in the amounts indicated:

                    (w) in no event shall the Total Utilization of Revolving B Loan Commitments at any time exceed the Revolving B Loan Commitments then in effect;

                    (x) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect;

                    (y) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Borrowing Base then in effect; and

                    (z) no Revolving B Loan shall be made or shall remain outstanding unless the Total Utilization of the Revolving A Loan Commitments equals the Revolving A Loan Commitments then in effect.

     (iii)  Increases in Revolving A Loan  Commitments.  At any time on or after
            -----------------------------------------
          the Closing Date that no Event of Default has occurred and is continuing, the Revolving A Loan Commitments may be increased through new commitments provided by existing Revolving A Lenders and/or other financial institutions not then a party to this Agreement that are satisfactory to the Agent; provided that such additional Revolving A
                                      ---------
          Loan Commitments shall not exceed an aggregate amount of

          $31,000,000 and that any such increase in the Revolving A Loan Commitments shall effect a decrease in the Revolving B Loan Commitments pursuant to subsection 2.4B(iii)(j). Nothing contained in this subsection 2.1A(iii) or otherwise in this Agreement is intended to commit any Revolving A Lender or Agent to provide any portion of any such additional Revolving A Loan Commitments. If and to the extent that any Revolving A Lenders and/or other financial institutions agree, in their sole discretion, to provide any such additional Revolving A Loan Commitments, (i) the total amount of Revolving A Loan Commitments shall be increased by the amount of the additional Revolving A Loan Commitments agreed to be so provided, (ii) the Pro Rata Shares of the respective Revolving A Lenders in respect of the Revolving A Loan Commitments shall be proportionally adjusted and
          (iii) the Borrowers shall execute and deliver any additional Notes, joinder agreements or other amendments or modifications to this Agreement or any other Loan Document as the Agent may reasonably request.

     B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount; provided that Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $10,000,000 and multiples of $1,000,000 in excess of that amount. Whenever Borrowers desire that Lenders make Term Loans or Revolving Loans they shall deliver to Agent a Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the day of the proposed Funding Date (in the case of a Base Rate Loan). Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. Notwithstanding anything to the contrary herein contained, during the period commencing on and including the Closing Date and ending on the earlier of (i) the date which is 90 days after the Closing Date and (ii) the date on which Agent sends notice to Borrowers indicating that Lenders' primary syndication has been concluded, Borrowers may only request that Revolving Loans be made as Base Rate Loans or Eurodollar Rate Loans with the same 30-day Interest Period. In lieu of delivering a Notice of Borrowing, Borrowers may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

                  Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Daily Funding Lender and/or Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrowers shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

                  Borrowers shall notify Agent prior to the funding of any Loans if any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

C.       Disbursement of Funds.

(i) Subject to this subsection 2.1C and subsection 2.1D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective applicable Pro Rata Shares, it being understood that neither Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

(ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), Daily Funding Lender shall, without prior notice to the other Lenders, make such Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to Borrowers on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of Borrowers at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Lenders pursuant to subsection 2.1D. All interest accrued on any such Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's
     Revolving Loans then outstanding, may exceed Daily Funding Lender's Revolving Loan Commitment then in effect; provided that such Revolving Loans shall at all times be -------- Obligations owed to Daily Funding Lender under this Agreement; and provided further that in no event shall the -------- ------- aggregate principal amount of all Revolving Loans, including such Revolving Loans, outstanding at any time exceed the lesser of the Borrowing Base or the aggregate Revolving Loan Commitments then in effect minus the Letter of ----- Credit Usage as of such time.

     Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Revolving Loans that consist of Base Rate Loans, Borrowers shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent, with a copy to each Lender, and Daily Funding Lender may (and each Lender hereby authorizes Daily Funding Lender to), but is not obligated to, continue to make Revolving Loans that are Base Rate Loans for 20 Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Revolving Loans (the "Daily Funding Lender Discretionary Period"). Once notice is given by Borrowers that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Daily Funding Lender Discretionary Period.

     (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than for Revolving Loans that consist of Base Rate Loans), Agent shall notify each Revolving A Lender or Revolving B Lender, as the case may be, of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Borrowers at the Funding and Payment Office.

     Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans pursuant to this subsection 2.1C that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

D.                Settlement Procedures.

(i) Daily Funding Lender will from time to time notify the other Lenders, not later than 12:00 Noon (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the applicable Revolving Loan Commitment Termination Date, and (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "Settlement Notice" and the date of each Settlement Notice being a "Settlement Date") of the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender and each other Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

(ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender (including Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's applicable Pro Rata Share of the aggregate principal amount of outstanding Revolving A Loans or Revolving B Loans made by all Revolving A Lenders or Revolving B Lenders, respectively (the amount of such excess being the "Excess Funded Amount"), each such other Lender will, not later than 4:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of such Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving A Loans or Revolving B Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of such Excess Funded Amount. The obligation of each Lender to purchase a portion of any Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by Daily Funding Lender (a) the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Borrowers believed in good faith that either (X) no Event of Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made or (b) a Daily Funding Lender Discretionary Period was in effect.

(iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's applicable Pro Rata Share of the aggregate principal amount of outstanding Revolving A Loans or Revolving B Loans made by all Revolving A Lenders or Revolving B Lenders, respectively (the amount of such difference being the "Excess Paydown Amount"), Daily Funding Lender will, no later than 4:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other such Lender, by depositing same day funds in the account specified by such Lender to Daily Funding Lender, in an amount equal to such Lender's Adjusted Pro Rata Share of such Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving A Loans or Revolving B Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of such Excess Paydown Amount.

(iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Agent or any Lender may have against Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by Borrowers, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "Payor") obligated to make a payment to any other Person (the "Payee") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by Agent for the correction of errors among Lenders for three Business Days and thereafter at the Base Rate.

(v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of Borrowers from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective applicable Pro Rata Shares of Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all applicable Lenders in the manner contemplated by subsection 10.5.

E.       The Register.

                  Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrowers and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving A Loan Commitment, Revolving B Loan Commitment, Term Loan and Revolving A Loans and Revolving B Loans of each Lender from time to time (the "Register"). Borrowers, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect thereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

     F. Notes. Borrowers shall execute and deliver on the Closing Date (i) to Lenders (or to Agent for Lenders) (a) a Term Note substantially in the form of
Exhibit IV annexed hereto to evidence each Lender's Term Loan, in the principal amount of ---------- that Lender's Term Loan and with other appropriate insertions, and (b) a Revolving A Note substantially in the form of Exhibit V-A ----------- annexed hereto to evidence each Revolving A Lender's Revolving A Loans, in the principal amount of that Lender's Revolving A Loan Commitment and with other appropriate insertions and a Revolving B Note substantially in the form of Exhibit V-B annexed hereto to ----------- evidence each Revolving B Lender's Revolving B Loans, in the principal amount of that Lender's Revolving B Loan Commitment and with other appropriate insertions.

                  Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2      Interest on the Loans.

A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

(i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Senior Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv); or

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Senior Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv);

-------------------------------------------------------------------------------------------------
                               Revolving Loan Applicable Margins
-------------------------------------------------------------------------------------------------






------------------------------------------------------ ----------------------- ------------------
                    Consolidated                          Eurodollar Rate            Base
                Senior Leverage Ratio                          Margin             Rate Margin
------------------------------------------------------ ----------------------- ------------------
------------------------------------------------------ ----------------------- ------------------
         Greater than or equal to 2.00:1.00                    3.75%                2.75%
------------------------------------------------------ ----------------------- ------------------
------------------------------------------------------ ----------------------- ------------------
         Greater than or equal to 1.50:1.00
               but less than 2.00:1.00                         3.50%                2.50%
------------------------------------------------------ ----------------------- ------------------
------------------------------------------------------ ----------------------- ------------------
  Greater than or equal to 1.00:1.00 but less than
                      1.50:1.00                                3.25%                2.25%
------------------------------------------------------ ----------------------- ------------------
------------------------------------------------------ ----------------------- ------------------
                 Less than 1.00:1.00                           3.00%                2.00%
------------------------------------------------------ ----------------------- ------------------

provided that the applicable margin for Revolving Loans that are Eurodollar Rate Loans shall be 3.50% per annum and the applicable margin for Revolving Loans that are Base Rate Loans shall be 2.50% per annum until the delivery of the first Compliance Certificate after the six-month anniversary of the Closing Date.

(ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity as follows:

(a) if a Base Rate Loan, then at the sum of the Base Rate plus 3.50% per annum; provided that, if the outstanding principal balance of the Term Loan on the six-month anniversary of the Closing Date equals or exceeds $50,000,000, the interest rate thereafter shall be the sum of the Base Rate plus 4.00% per annum until such time as the outstanding aggregate principal balance of the Term Loans is reduced below $50,000,000, or

(b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 4.50% per annum; provided that, if the outstanding principal balance of the Term Loan on the six-month anniversary of the Closing Date equals or exceeds $50,000,000, the interest rate thereafter shall be the sum of the Adjusted Eurodollar Rate plus 5.00% per annum until such time as the outstanding aggregate principal balance of the Term Loans is reduced below $50,000,000.

                  (iii) Upon delivery of a Compliance Certificate by Borrowers to Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin provided in subsection 2.2A(i) shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Agent of such Compliance Certificate (subject to the provisions of the foregoing clause (i)); provided that, if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or, subject to Agent's approval, six-month period; provided that: --------

(i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

(ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(v) no Interest Period with respect to any portion of the Term Loans shall extend beyond February 29, 2004, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond any applicable Revolving Loan Commitment Termination Date;

(vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

(vii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the applicable Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of such Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of such Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the applicable Revolving Loan Commitments then in effect over the aggregate principal amount of such Revolving Loans then outstanding equals or exceeds the permanent reduction of the applicable Revolving Loan Commitments that is scheduled to occur on such date;

(viii) there shall be no more than ten (10) Interest Periods outstanding at any time; and

(ix) in the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity), provided that in the event any Revolving Loans that are Base Rate Loans are -------- prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of their outstanding Term Loans or Revolving Loans equal to $5,000,000 and multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $10,000,000 and multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto unless Borrowers pay on such conversion date all amounts owing to Lenders under subsection 2.6D; provided further that, until the earlier of the ninetieth day after the Closing Date and the date specified by Agent to Borrowers on which the primary syndication of the Loans has been completed, no Base Rate Loans may be converted into Eurodollar Rate Loans other than Eurodollar Rate Loans with the same 30-day Interest Period.

                  Borrowers shall deliver a Notice of Conversion/Continuation to Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Borrowers may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

G. Limitation on Interest. It is the intention of the parties hereto to comply with all applicable usury laws, whether now existing or hereafter enacted. Accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Borrowers to the Lenders, in no contingency or event whatsoever, whether by acceleration of the maturity of indebtedness of Borrowers to the Lenders or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement, the Notes, the other Loan Documents or of any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Borrowers to the Lenders, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Borrowers to the Lenders or otherwise an amount that would exceed the highest lawful amount (the "Maximum Rate"), such amount that would be excessive interest shall be applied to the reduction of the principal amount owing in connection with this Agreement or on account of any other indebtedness of Borrowers to the Lenders, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing in connection with this Agreement and such other indebtedness, such excess shall be refunded to Borrowers. In determining whether or not the interest paid or payable with respect to indebtedness of Borrowers to the Lenders, under any specific contingency, exceeds the maximum nonusurious rate permitted under applicable law, the Lenders may, at their option (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of the Obligations, to the end that no such portion shall bear interest at a rate greater than that permitted by law. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

2.3      Fees.

     A. Commitment Fees. Borrowers agree to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving A Loan Commitments or the Revolving B Loan Commitments, as the case may be, commitment fees for the period from and including the Closing Date to and excluding the applicable Revolving Loan Commitment Termination Date in an amount equal to the average of the daily excess of the applicable Revolving Loan Commitments over the applicable Total Utilization of Revolving Loan Commitments (the "Unused Portion") multiplied by a rate per annum equal to the percentage (the "Commitment Fee Percentage") set forth ---------- in the table below opposite the Unused Portion for the applicable month, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears on the last Business Day of each month commencing on the first such date to occur after the Closing Date, and on the applicable Revolving Loan Commitment Termination Date.

     --------------------------------------------- -----------------------------
                      Unused Portion                  Commitment Fee Percentage
     --------------------------------------------- -----------------------------
     --------------------------------------------- -----------------------------
     Less than 33.3%                                            0.50%
     --------------------------------------------- -----------------------------
     --------------------------------------------- -----------------------------
     Equal to or greater than 33.3% but less than
     66.6%                                                      0.75%
     --------------------------------------------- -----------------------------
     --------------------------------------------- -----------------------------
     Equal to or greater than 66.6%                             1.00%
     --------------------------------------------- -----------------------------


     B. Other Fees. Borrowers agree to pay to Agents such fees in the amounts and at the times separately agreed upon between Borrowers and Agents.

     2.4 Repayments,  Prepayments and Reductions in Revolving Loan  Commitments;
         -----------------------------------------------------------------------
         General Provisions Regarding Payments; Application of
         -----------------------------------------------------
         Proceeds of Collateral and Payments Under Subsidiary Guaranty.
         --------------------------------------------------------------

     A. Scheduled Payments of Term Loans and Scheduled Reductions of Revolving Loan Commitments.

     (i)  Scheduled  Payments  of Term  Loans.  Borrowers  shall make  principal
          --------------------------------
          payments   on  the  Term   Loans   in   installments   on  the   dates
          and in the amounts set forth below:

                         Date                            Scheduled Repayment
                         ----                            -------------------
                  May 31, 2002                              $10,000,000
                  August 31, 2002                           $10,000,000
                  November 30, 2002                         $10,000,000
                  February 28, 2003                         $10,000,000
                  May 31, 2003                              $15,000,000
                  August 31, 2003                           $15,000,000
                  November 30, 2003                         $15,000,000
                  February 29, 2004                         $65,000,000


; provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than February 29, 2004, and the final installment payable by Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term Loans.

(ii)     Scheduled Reductions of Revolving Loan Commitments.
         --------------------------------------------------

     (a) The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:

                              Date                      Scheduled Reduction
                              ----                      -------------------
                  February 28, 2005                          $50,000,000
                  February 28, 2006                          $50,000,000
                  February 28, 2007                         $250,000,000


; provided that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv). The scheduled reductions to the Revolving Loan Commitments as set forth above shall be allocated between the Revolving A Loan Commitments and the Revolving B Loan Commitments on a pro rata basis based on the aggregate Revolving Loan Commitments. Any decreases in the Revolving B Loan Commitments pursuant to subsection 2.4B(iii)(j) or pursuant to the definition of "Revolving B Loan Commitment Termination Date" shall decrease the scheduled reductions to the Revolving Loan Commitments set forth above on a pro rata basis. Any increases in the Revolving A Loan Commitments pursuant to subsection 2.1A(iii) shall increase the scheduled reductions to the Revolving Loan Commitments set forth above on a pro rata basis.

(b) Revolving B Loan Commitments. The Revolving B Loan Commitments shall be permanently reduced on February 28, 2005, by the amount of $31,000,000; provided that such scheduled reduction of the Revolving B Loan Commitments shall be reduced in connection with any voluntary reductions of the Revolving B Loan Commitments in accordance with subsection 2.4B(iv).

B.       Prepayments of Loans and Reductions in Revolving Loan Commitments.

     (i)  Voluntary Prepayments.  Borrowers may, upon not less than one Business
          ---------------------
          Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days'
          prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Eurodollar Rate Loans and, in each case, multiples of $500,000 in excess of that amount; provided,
                                                                       ---------
          however,  that a  Eurodollar  Rate Loan may only be  prepaid   on the
          -------
          expiration of the Interest Period applicable thereto unless Borrowers pay all amounts owing to Lenders under subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

     (ii)  Voluntary  Reductions of Revolving Loan  Commitments.  Borrowers may,
           --------------------------------------------------
     upon   not   less   than   three    Business   Days'   prior   written   or
          telephonic    notice
     confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such
                                                          --------
     partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Borrowers' notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

(iii) Mandatory Prepayments of Loans. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

(a) Prepayments From Net Asset Sale Proceeds. No later than the first Business Day following the date of receipt by Borrowers or any of their Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrowers shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds.

(b) Prepayments from Net Insurance/ Condemnation Proceeds. No later than the first Business Day following the date of receipt by Agent or by Borrowers or any of their Restricted Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, Borrowers shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

(c) Prepayments Due to Issuance of Equity Securities. No later than the first Business Day following the date of receipt of Net Securities Proceeds from the issuance of any equity Securities of Borrowers or any of their Restricted Subsidiaries after the Closing Date (other than cash proceeds from issuance of equity interests to Members, cash proceeds from equity interests in Company issued to officers and employees of Borrowers and their Subsidiaries pursuant to option plans or similar plans or agreements adopted by Company's Governing Body and cash proceeds from the issuance of equity interests by Borrowers and their Restricted Subsidiaries to Borrowers and their Restricted Subsidiaries), Borrowers shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds.

     (d)  Prepayments Due to Issuance of  Indebtedness.  No later than the first
           -------------------------------------------
Business    Day    following    the    date    of    receipt    of    the    Net
Securities   Proceeds   from   the
issuance of any Indebtedness of Borrowers or any of their Restricted Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1 as in effect on the Closing Date, Borrowers shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds; provided
                                                                        --------
however,  that  notwithstanding  the foregoing,  the following
-------
provisions shall apply with respect to the Subordinated Debenture Bonds and the Subordinated Investment Certificates: no later than the tenth Business Day following the last day of each Fiscal Quarter following the Closing Date, Borrowers shall prepay the Loans in an aggregate amount equal to the Net Securities Proceeds received from the issuance of Subordinated Indebtedness in such Fiscal Quarter to the extent but only to the extent the aggregate principal amount of such Subordinated Indebtedness issued in such Fiscal Quarter exceeds the sum of (i) the aggregate amount of the scheduled principal amortization paid with respect to Subordinated Indebtedness in such Fiscal Quarter plus (ii) the aggregate Mandatory Redemption Amounts paid with respect to the Subordinated Indebtedness in such Fiscal Quarter plus (iii) the aggregate principal amount of all Subordinated Indebtedness irrevocably called for redemption by the Company pursuant to subsection 7.5(i)(D) in such Fiscal Quarter.

     (e) Prepayments and Reductions from  Consolidated  Excess Cash Flow. In the
         ---------------------------------------------------------------
event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending August 31, 2002), Borrowers shall, no later than 95 days after the end of such Fiscal Year, prepay the Loans by an amount equal to such Consolidated Excess Cash Flow.

     (f)  Calculations  of Net  Proceeds  Amounts;  Additional  Prepayments  and
          ----------------------------------------------------------------------
Reductions      Based     on     Subsequent      Calculations.      Concurrently
-------------------------------------------------------------
with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e), Borrowers shall deliver to Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment. In the event that Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess. In addition, in connection with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a), (b) or (c) and notwithstanding the fact that any such Asset Sale may have involved the sale of Capital Stock, such Officer's Certificate shall set forth the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Securities Proceeds which, in Borrowers' good faith judgment and subject to Requisite Lenders' reasonable approval, constitutes Working Capital Collateral, Pari Passu Collateral and PPE Collateral, as applicable.

     (g) Prepayments Due to Restrictions of Revolving Loan Commitments or Due to Insufficient Borrowing Base. Borrowers shall from time to time prepay the applicable Revolving Loans to the extent necessary (1) so that the Total Utilization of Revolving A Loan Commitments shall not at any time exceed the Revolving A Loan Commitments then in effect, (2) so that the Total Utilization of Revolving B Loan Commitments shall not at any time exceed the Revolving B Loan Commitments then in effect, (3) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, and (4) so that the Total Utilization of Revolving Loan Commitments shall not exceed at any time the Borrowing Base then in effect.

     (h)  Prepayments  of  Revolving  Loans  from  Amounts  Transferred  to BTCo
          ----------------------------------------------------------------------
Account.  If any amounts are transferred to the BTCo Account on any Business Day
-------
pursuant to the terms of any Lock Box Agreement, then on such Business Day, if such amounts are transferred to the BTCo Account prior to 1:00 p.m. (New York time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the BTCo Account on or after 1:00 p.m. (New York time) on such Business Day, Borrowers shall prepay Borrowers' Revolving Loans in an amount equal to the amount transferred to the BTCo Account pursuant to the terms of the applicable Lock Box Agreement on such Business Day (to the extent such amount relates to payments received in respect of Accounts of Borrowers or any of their Restricted Subsidiaries) until all of Borrowers' Revolving Loans shall have been paid in full.

     (i) Deposit of Prepayment Amounts into Collateral Account.  Notwithstanding
         -----------------------------------------------------
the foregoing subsections 2.4B(iv)(a) through (e), if the making of any prepayments required thereunder shall cause the Borrowers to prepay a Eurodollar Rate Loan and incur breakage and other costs pursuant to subsection 2.6D, then, provided that there is no Event of Default or Potential Event of Default on the date of such prepayment, Borrowers may instead deposit the amount of such required prepayment into the Collateral Account and Agent shall thereafter apply such funds in the Collateral Account to the repayment of the applicable Loans upon the expiration of the applicable Eurodollar Rate Loan Interest Periods; provided, that (a) Agent shall have no liability in the event of a
--------
misapplication of such funds and (b) upon the occurrence of an Event of Default or Potential Event of Default, Agent may apply such funds to the applicable Eurodollar Rate Loans without notice to Borrowers and Borrowers shall be liable under subsection 2.6D for any breakage or other costs resulting therefrom.

     (j)  Prepayments  of  Revolving  B  Loans/Reductions  of  Revolving  B Loan
          ----------------------------------------------------------------------
Commitments. Immediately upon the effectiveness of any increase in the Revolving
-----------
A Loan Commitments pursuant to subsection 2.1A(iii), the Revolving B Loan Commitments shall be permanently reduced by an amount equal to the amount of such increase in the Revolving A Loan Commitments under subsection 2.1A(iii) and Borrowers shall prepay Revolving B Loans to the extent necessary so that the Total Utilization of the Revolving B Loan Commitments shall not exceed the Revolving B Loan Commitments as so reduced.

(iv)     Application of Prepayments.
         --------------------------

(a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. --------------------------------------------------------------------------- Any
voluntary prepayments pursuant tosubsection 2.4B(i) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided that in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Term
                                               -----
Loans to the full extent thereof,  and second to repay  outstanding
                                       ------
Revolving Loans to the full extent thereof, and provided further that notwithstanding any contrary instruction by Borrowers or any failure by Borrowers to specify the application thereof, any prepayment shall be applied to repay outstanding Revolving B Loans to the full extent thereof before any repayment of the Revolving A Loans. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A in forward order of maturity.

(b) Application of Mandatory Prepayments by Type of Loans. Any amounts required ----------------------------------------------------- to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e) shall be applied first, to prepay the Term Loans to the full extent thereof, and
           -----
second,  to the extent of any  remaining  portion of such amount,  to prepay the
------
Revolving Loans to the full extent thereof (without any reduction in Revolving Loan Commitments); provided, however, that to the extent any Net
                              -------- -------
 Asset Sale Proceeds,  Net  Insurance/Condemnation  Proceeds,  or Net
Securities Proceeds from the issuance of equity Securities constitute proceeds of (X) Working Capital Collateral, then such amounts shall be applied as follows: first, to repay outstanding Revolving Loans (without any reduction in
          -----
Revolving Loan  Commitments) and second, to the  extent of remaining
                                 ------
amounts, to repay outstanding Term Loans to the full extent thereof; (Y) Pari Passu Collateral (other than Pari Passu Collateral from the sale of the Refinery Assets), then such amounts shall be applied on a pro rata basis in proportion to the amounts then outstanding to repay (i) outstanding Revolving Loans (without any reduction in Revolving Loan Commitments) and (ii) outstanding Term Loans; or
(Z) Pari Passu Collateral from the sale of the Refinery Assets; then such amounts shall be applied first, to repay outstanding Revolving Loans (without
                         -----
any   reduction in Revolving Loan  Commitments)  to the full extent thereof and second, to the extent of remaining amounts,  to repay outstanding Term
    ------
Loans to the full  extent  thereof;  provided,  further,  however,  that any Net
                                     --------   -------   -------
Securities    Proceeds  received  from the issuance of
Subordinated Indebtedness and required, pursuant to subsection 2.4B(iii)(d) to be applied as a mandatory prepayment of the Loans and any amounts required to be applied as mandatory prepayments of the Loans pursuant to subsection 2.4B(iii)(e) shall be applied as follows: 50% to repay outstanding Term Loans and 50% to repay outstanding Revolving Loans (without any reduction in Revolving Loan Commitments) until payment in full of the outstanding Term Loans, and thereafter 100% of such mandatory prepayments shall be applied to prepay outstanding Revolving Loans (without any reduction in Revolving Loan Commitments). Any amounts required to be applied as a mandatory prepayment of the Revolving Loans pursuant to subsections 2.4B(iii)(a)-(e) and (g)-(h) shall be applied first to the Revolving B Loans to the full extent thereof, and after prepayment of all outstanding Revolving B Loans to the extent of any remaining portion of such amount to the Revolving A Loans.

     (c) Application of Mandatory Prepayments of Term Loans to Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A(i) on a pro rata basis.

     (d) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

     (e) Application of Unscheduled Reductions of Revolving Loan Commitments. Any voluntary reduction of the Revolving Loan Commitments pursuant to such section 2.4B(ii) shall be applied first to reduce the Revolving B Loan Commitments to the full extent thereof and thereafter to the extent of any remaining portion to reduce the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(ii), in each case in forward order.

C.       General Provisions Regarding Payments.

(i)  Manner  and Time of  Payment.  All  payments  by  Borrowers  of  principal,
     ----------------------------
under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 p.m. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders. Funds received by Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Borrowers hereby authorize Agent to request Daily Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that
                                                                   --------
 Agent  shall not have the right to request  such  Revolving  Loans if, after giving effect to such Revolving Loans, (a) the aggregate outstanding principal amount of Revolving Loans would exceed the Revolving Loan Commitments then in effect minus the Letter of Credit Usage, or (b) the Total Utilization of
               -----
Revolving Loan Commitments would exceed the Borrowing Base then in effect. Daily Funding Lender shall make the amount of such Revolving Loans (which shall be made as Base Rate Loans) available to Agent, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the date requested by Agent, and Borrowers and Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Borrowers hereby agree that, upon the funding of any such Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.4C(i), Borrowers shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii). Agent shall deliver prompt notice to Borrowers of the amount of Revolving Loans made pursuant to this subsection 2.4C together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans. In addition, Borrowers hereby authorize Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(ii)  Application  of Payments to Principal and Interest.  Except as provided in
      --------------------------------------------------
subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(iii)  Apportionment of Payments.  Aggregate  principal and interest payments in
       -------------------------
respect of Term Loans and  Revolving  Loans  shall be
apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares of such Loans; provided that (i) payments of principal in respect of the Revolving Loans
--------
  pursuant to subsection 2.4B(iii)(h) shall be applied to reduce the outstanding Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender and (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent in respect of Loans and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

(iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

D.       Application of Proceeds of Collateral and Payments under Guaranties.

(i)               Proceeds of Collateral. All proceeds received by Agent in
                  ----------------------
                  respect of any sale of, collection from, or other realization by Agent upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

(a) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

     (b) thereafter (A) excess proceeds of Working Capital Collateral shall first be applied to pay in full Obligations in respect of Revolving Loan
-----
Commitments (including the cash collateralization of issued and outstanding Letters of Credit), then second, to the extent of any amounts remaining, to pay
                         ------
in full  Obligations  in  respect of Term  Loans,  in each    case for the
ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof), and then third, to the extent of any amounts remaining, to pay
                           -----
in full  obligations in respect of Lender Hedge   Agreements,  in each case
for the ratable benefit of the holders thereof; (B) excess proceeds of Pari Passu Collateral shall first be applied ratably in proportion to the then
                          -----
outstanding  amounts  to pay in full the   Obligations  in  respect of Term
Loans and Revolving Loan Commitments (including the cash collateralization of issued and outstanding Letters of Credit) in each case for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof and then second, to the extent of any amounts remaining, to pay in full
         ------
obligations in respect of Lender Hedge Agreements, in each case for the ratable benefit of the holders thereof; and (C) excess proceeds of PPE Collateral shall first be applied to pay in full Obligations in respect of Term Loans, then
-----
second,  to the extent of amounts  remaining,  to pay  Obligations in respect of
------
Revolving  Loan  Commitments    (including the cash  collateralization  of
issued and outstanding Letters of Credit), in each case for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof), and then third, to the extent of any amounts remaining, to pay in
                  -----
full obligations in respect of Lender Hedge Agreements, in each case for the ratable benefit of the holders thereof; and

(c) thereafter, to the extent of any such excess proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     (ii)  Application of Payments Under  Guaranties.  All payments  received by
           ----------------------------------------
Agent     under     the     Subsidiary     Guaranty     shall     be     applied
promptly from time to time by Agent in the following order of priority:

     (a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under the Subsidiary Guaranty or any Loan Document and all advances made by Agent thereunder for the account of the applicable Subsidiary Guarantor or Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the Subsidiary Guaranty and the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement, the Subsidiary Guaranty and Loan Documents;

     (b) thereafter (A) excess proceeds of Working Capital Collateral shall first be applied to pay in full Obligations in respect of Revolving Loan
-----
Commitments (including the cash collateralization of issued and outstanding Letters of Credit), then second, to the extent of any amounts remaining, to pay
                         ------
in full  Obligations  in  respect  of Term  Loans,  in each case   for the
ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof), and then third, to the extent of any amounts remaining, to pay
                           -----
in full  obligations in respect of Lender Hedge  Agreements,  in  each case for the ratable benefit of the holders thereof; (B) excess proceeds of Pari Passu Collateral shall first be applied ratably in proportion to the then
                        -----
outstanding amounts to pay in full the Obligations in respect of Term Loans and Revolving Loan Commitments (including the cash collateralization of issued and outstanding Letters of Credit) in each case for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof and then second, to the extent of any amounts remaining, to pay in full obligations
     ------
in respect of Lender Hedge Agreements, in each case for the ratable benefit of the holders thereof; and (C) excess proceeds of PPE Collateral shall first be applied to pay in full Obligations in respect of Term Loans, then
-----
second, to the extent of  amounts  remaining,  to pay Obligations in
------
respect of Revolving Loan Commitments (including the cash collateralization of issued and outstanding Letters of Credit), in each case for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof), and then third, to the extent of any amounts remaining, to pay in
                  -----
full obligations in respect of Lender Hedge Agreements, in each case for the ratable benefit of the holders thereof; and

     (c) thereafter, to the extent of any such excess payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5      Use of Proceeds.
         ---------------

     A. Term Loans. The proceeds of the Term Loans, together with up to $193,000,000 in proceeds of the initial Revolving Loans shall be applied by Borrowers to refinance the Indebtedness under the Existing Credit Agreement, to consummate the Synthetic Lease Restructuring, and to pay Transaction Costs in connection therewith and in connection with the consummation of the transactions contemplated by this Agreement.

     B. Revolving Loans. The proceeds of Revolving Loans shall be applied by Borrowers for the purposes set forth in subsection 2.5A and for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Borrowers' wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their Restricted Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      Special Provisions Governing Eurodollar Rate Loans.
         --------------------------------------------------

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final, conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrowers shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8 (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided however, that other than in connection with any costs payable by Borrowers pursuant to subsection 2.6D, Borrowers shall not be liable for any increased or additional costs as a result of any such transfer or re-booking of Eurodollar Rate Loans by a Lender.

F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrowers.

2.7      Increased Costs; Taxes; Capital Adequacy.
         ----------------------------------------

A. Compensation for Increased Costs. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

          (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder; or

          (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar
          Rate);

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender, in its sole discretion, shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

B.       Taxes.

(i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(ii) Grossing-up of Payments. If Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Agent or any Lender under any of the Loan
                  Documents:

                         (a)   Borrowers   shall   notify   Agent  of  any  such
                    requirement or any change in any such requirement as soon as Borrowers become aware of it;

                         (b) Borrowers shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Borrowers) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                         (c) the sum  payable by  Borrowers  in respect of which
                    the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                         (d) within 30 days  after  paying any sum from which it
                    is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Lender became a Lender, in respect of payments to such Lender.

(iii)    Evidence of Exemption from U.S. Withholding Tax.
         -----------------------------------------------

          (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent and to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

          (b) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent and to Borrowers two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

          (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such -------- Lender became a Lender, nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in subsection 2.8A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

2.8  Statement  of  Lenders;  Obligation  of  Lenders  and  Issuing  Lenders  to
     ---------------------------------------------------------------------------
     Mitigate.
     --------


     A. Statements. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrowers (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided -------- that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

2.9      Replacement of a Lender.
         -----------------------

                  If Borrowers receive a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "Subject Lender"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Borrowers have obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrowers pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Agent, Borrowers may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement (1) Borrowers have paid to the Lender giving such notice all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable) through such date of replacement, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Agent (if required) and the receipt by Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Borrowers also require each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

2.10     Collection, Deposit and Transfer of Payments in Respect of Accounts.
         -------------------------------------------------------------------

                  Borrowers shall maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Agent for the collection and deposit of payments in respect of such Person's Accounts and the transfer of amounts so deposited to the BTCo Account. Without limiting the generality of the foregoing:

     A. Maintenance of Lock Boxes and Lock Box Accounts.

     (i) Except as permitted under subsection 2.10A(ii), Borrowers shall at all times maintain any Lock Boxes and Lock Box Accounts established pursuant to the terms of this Agreement and the Lock Box Agreements.

     (ii) Borrowers shall not close any Lock Box Account or open a new Lock Box Account unless it shall have (a) notified Agent in writing at least 30 days (or such lesser number of days as may be agreed to by Agent) prior to the proposed closing or opening and (b) in the case of a new Lock Box Account, entered into a Lock Box Agreement with the applicable Lock Box Bank.

B.       Collection and Deposit of Payments in Respect of Accounts.

     (i) Borrowers shall deliver such notices to account debtors and take all such other actions as may reasonably be necessary to cause all payments in respect of such Person's Accounts to be made directly to a Lock Box.

     (ii) Borrowers shall direct their authorized representatives pursuant to the terms of the applicable Lock Box Agreement, at least once on each Business Day, to retrieve all checks and other instruments delivered to a Lock Box and, as promptly as possible on the same Business Day so retrieved, to endorse for payment and deposit each such check or other instrument in the Lock Box Account related to such Lock Box. Notwithstanding the foregoing, from and after such time as Agent shall have notified Borrowers of its election to exercise its rights under this subsection 2.10B(ii), Borrowers' authorized representative shall not be permitted to retrieve any items from any Lock Box unless accompanied by a representative of Agent, and Borrowers hereby appoint Agent or any of its designees as Borrowers' attorneys-in-fact with powers, upon notification by Agent as aforesaid, to (a) access all Lock Boxes and (b) endorse for payment any checks or other instruments representing payment in respect of any Accounts of such Persons that are delivered to any Lock Box. All acts of said attorneys or designees are hereby ratified and approved, and said attorneys or designees shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law. The power of attorney set forth in this subsection 2.10B(ii) is irrevocable until all Obligations shall have been paid in full and the Commitments shall have terminated.

     (iii)In the event that any Borrower receives any check, cash, note or other instrument representing payment of an Account (other than any item delivered to a Lock Box), Borrowers shall hold such item in trust for Agent and shall, as soon as practicable (and in any event within one Business Day) after receipt thereof, cause such item to be deposited into a Lock Box Account with any necessary endorsements.

     (iv) Borrowers hereby agree, from and after such time, if any, as Agent shall have notified Borrowers in writing that the provisions of this subsection 2.10B(iv) are to become effective until such later time, if any, as Agent shall have notified Borrowers in writing that such provisions are no longer to be effective, not to deposit any monies into the Lock Box Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of Borrowers' Accounts.

     C. Transfer of Amounts Deposited in the Lock Box Accounts to the BTCo Account. Borrowers shall cause all amounts deposited in each Lock Box Account to be transferred on each Business Day to the BTCo Account in accordance with the terms of the applicable Lock Box Agreement.

     D. Treatment of Accounts. Borrowers shall not, without Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, in accordance with their usual and customary business practices.

E. Borrowers to Provide Information. Borrowers shall, at such intervals as Agent may reasonably request, furnish such statements, schedules and/or information as Agent may request relating to Borrowers' and their Restricted Subsidiaries' Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices evidencing such Accounts.

2.11     Borrowers.
         ---------

     The Agent and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, Request for Issuance of Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by any Borrower, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers", and neither the Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers' liability for the Obligations be affected, provided that the provisions of this subsection 2.11 shall not be construed so as to preclude any Borrower from taking other actions permitted to be taken by "a Borrower" hereunder. The Agent and each Lender intend to maintain a single loan account in the name of "Farmland Industries, Inc." hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

2.12     Joint and Several Liability.
         ---------------------------

     A. Joint and Several Liability. The Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with the other Borrowers, directly and unconditionally liable to the Agent and the Lenders for all Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes and the Obligations, it being agreed that the advances to each Borrower inure to the benefit of all of the Borrowers, and that the Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and arranging for the issuance of Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon a default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Obligation payable to the Agent or any Lender which constitutes an Event of Default, it will forthwith pay the same, without notice or demand except to the extent expressly provided to the contrary herein.

     B. No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower to repay any outstanding Obligations until all such outstanding Obligations are paid in full and this Agreement is terminated.

2.13     Obligations Absolute.
         --------------------

     Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

2.14     Waiver of Suretyship Defenses.
         -----------------------------

     Each Borrower agrees that the joint and several liability of the Borrowers provided for in subsection 2.13 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Agent and, if applicable, the Lenders specifically releasing or limiting such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

2.15     Contribution and Indemnification among the Borrowers.
         ----------------------------------------------------

     Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the other Borrowers hereunder or other Obligations incurred directly and primarily by the other Borrowers (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other
Borrowers in an amount equal to such Accommodation Payment. All rights and claims of contribution, indemnification and reimbursement under this subsection
2.15 shall be subordinate in right of payment to the prior payment in full in Cash of the Obligations.

Section 3.        LETTERS OF CREDIT

          3.1  Issuance   of  Letters  of  Credit  and   Lenders'   Purchase  of
               -----------------------------------------------------------------
               Participations Therein.
               ----------------------


     A. Letters of Credit. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Borrowers for the purposes specified in the definition of Standby Letters of Credit and Commercial Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; any Letter of Credit under the Revolving A Loan Commitments if, after giving effect to such issuance, the Total Utilization of Revolving A Loan Commitments would exceed the Revolving A Loan Commitments then in effect; any Letter of Credit under the Revolving B Loan Commitments if, after giving effect to such issuance, the Total Utilization of Revolving B Loan Commitments would exceed the Revolving B Loan Commitments then in effect; any Letter of Credit under the Revolving B Loan Commitments unless at the time of such issuance the Total Utilization of Revolving A Loan Commitments is equal to the Revolving A Loan Commitments then in effect;

               (ii) any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Usage would exceed $75,000,000;

               (iii) any Letter of Credit for the account of Borrowers if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Borrowing Base then in effect;

               (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the applicable Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause
                                  --------
               (b) shall not prevent any Issuing Lender from agreeing
               that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender
                                      --------  -------
               shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred
               and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

               (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the date which is 30 days prior to the applicable Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

               (vi) any Letter of Credit denominated in a currency other than Dollars.

B.       Mechanics of Issuance.

(i) Request for Issuance.  Whenever Borrowers desire the issuance of a Letter of
    --------------------
Credit,  Borrowers  shall  deliver to Agent a   Request for
Issuance  of Letter of Credit in the form of  Exhibit  III  annexed  hereto  and
                                              -----------
designating whether such issuance is requested under the Revolving A
Loan Commitment or the Revolving B Loan Commitment no later than 12:00 Noon (New York City time) at least one Business Day (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance of Letter of Credit. Any Standby Letter of Credit issued by BTCo or an Affiliate must provide that drawings thereon shall be made on presentment of sight drafts in form and substance satisfactory to the applicable Issuing Lender and not on presentment of any documentary requirements.

     Borrowers shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Request for Issuance of Letter of Credit.

     (ii)  Determination  of Issuing Lender.  Upon receipt by Agent of a Request
           -------------------------------
     for    Issuance   of   Letter   of   Credit    pursuant    to    subsection
      3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Borrowers, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Borrowers, whereupon Borrowers may request any other Revolving Lender having the applicable Revolving Loan Commitment to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Borrowers and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue a Standby Letter of Credit, then notwithstanding the prior election of Agent not to issue such Standby Letter of Credit, Agent shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Revolving Loans, may exceed Agent's Revolving Loan Commitment then in effect. In the event that all other Revolving Lenders shall have declined to issue a Commercial Letter of Credit, then notwithstanding the prior election of CoBank not to issue such Commercial Letter of Credit, CoBank shall be obligated to issue such Commercial Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by CoBank, when aggregated with CoBank's outstanding Revolving Loans, may exceed CoBank's Revolving Loan Commitment then in effect.

     (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

     (iv) Notification to Revolving Lenders. Promptly after the issuance of or amendment of any Standby Letter of Credit, the Issuing Lender shall promptly notify the Agent and Borrowers, in writing, of such issuance or amendment, and such notice must be accompanied by a copy of such issuance or amendment. Promptly upon receipt of such notice, the Agent shall notify each other Lender of such issuance or amendment, and if so requested by a Lender, the Agent shall furnish such Lender with a copy of such issuance or amendment. With regards to Commercial Letters of Credit, each Issuing Lender shall on the first Business Day of each week furnish the Agent (with a copy to Borrowers), by facsimile, with a report of the daily aggregate outstanding Commercial Letters of Credit issued by such Issuing Lender.

     C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender having the applicable Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in Section 4.1, the Letters of Credit set forth on Schedule 3.1C (the "Existing Letters of Credit") shall, effective as of such Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Lender having a Revolving A Loan Commitment shall be deemed to have irrevocably purchased from the Issuing Lender a participation in such Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder and the Lender shown in
Schedule 3.1C as the Issuer of any Existing Letter of Credit shall be deemed to be the Issuing Lender hereunder with respect to such Existing Letter of Credit.

3.2      Letter of Credit Fees.
         ---------------------

     Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

     (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Revolving Lenders having the applicable Revolving Loan Commitment, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) the first Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

     (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges, payable directly to the applicable Issuing Lender for its own account, in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

     (iii) For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Agent of any amount described in clause (i)(b) of this subsection 3.2, Agent shall distribute to each Revolving Lender having the applicable Revolving Loan Commitment its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clause (i) above shall accrue from and including the Closing Date.

3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
         ------------------------------------------------------------------

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. Reimbursement by Borrowers of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Agent, and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrowers shall have notified Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Borrowers intend to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Notice of Borrowing to Agent requesting Revolving Lenders having the applicable Revolving Loan Commitment to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, such Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender having the applicable Revolving Loan Commitment from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

C.      Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

     (i) Payment by Revolving  Lenders.  In the event that Borrowers  shall fail
         ----------------------------
     for    any    reason    to    reimburse     any    Issuing     Lender    as
      provided in subsection 3.3B in an amount equal
     to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender having the applicable Revolving Loan Commitment of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender having the applicable Revolving Loan Commitment shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender having the applicable Revolving Loan Commitment fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

     (ii) Distribution to Lenders of Reimbursements  Received From Borrowers. In
     ------------------------------------------------------------------
     the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender having the applicable Revolving Loan Commitment that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

D.       Interest on Amounts Paid Under Letters of Credit.

(i) Payment of Interest by  Borrowers.  Borrowers  agree to pay to each  Issuing
    --------------------------------
Lender,      with     respect     to     payments      under     any     Letters
  of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii) Distribution of Interest Payments by Issuing Lender.  Promptly upon receipt
---------------------------------------------------
by any Issuing Lender of any
payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender having the applicable Revolving Loan Commitment, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to each other Revolving Lender having the applicable Revolving Loan Commitment that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving
Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by such other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other such Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Borrowers. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4      Obligations Absolute.

     The obligation of Borrowers to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

     (i) any lack of validity or enforceability of any Letter of Credit;

     (ii) the existence of any claim, set-off, defense or other right which Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of their Restricted Subsidiaries and the beneficiary for which any Letter of Credit was procured);

     (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) payment by the  applicable  Issuing  Lender under any Letter of Credit
     against   presentation  of  a  draft  or  other  document  which  does  not substantially comply with the terms of such Letter of Credit;

     (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their Restricted Subsidiaries;

     (vi) any breach of this Agreement or any other Loan Document by any party thereto;

     (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

     (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      Indemnification; Nature of Issuing Lenders' Duties.
         --------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 2.7, Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

     B. Nature of Issuing Lenders' Duties. As between Borrowers and any Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrowers.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Term Loans and Revolving Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      Conditions to Term Loans and Initial Revolving Loans.
         ----------------------------------------------------

                  The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Loan Party Documents. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

     (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

     (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

     (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

     (iv) Executed originals of the Loan Documents to which such Person is a party; and

     (v) Such other documents as Agent may reasonably request.

     B. Fees. Borrowers shall have paid to Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     C. Corporate and Capital Structure, Ownership and Management.

          (i) Corporate  Structure.  The corporate  organizational  structure of
              -------------------
          Borrowers  and  their   Subsidiaries   shall  be
          satisfactory to Agent, including without limitation the nature and structure of Borrowers' and their Subsidiaries' respective Joint Venture and operating relationships.

          (ii)  Capital  Structure  and  Ownership.  The capital  structure  and
                ----------------------------------
          ownership of Borrowers and their Subsidiaries and Joint Ventures shall be satisfactory to Agents.

          (iii)  Management.  The Borrowers' and their Restricted  Subsidiaries'
                 ----------
          senior management and any employment contracts with the Borrowers' and their Subsidiaries' senior management shall be satisfactory to Agents.

D. Representations and Warranties; Performance of Agreements. Borrowers shall have delivered to Agent an Officer's Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent; provided that where a representation and warranty, covenant or condition is qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition.

E. Financial Statements; Pro Forma Statements. On or before the Closing Date, Lenders shall have received from Borrowers (i) audited financial statements of Borrowers and their Subsidiaries for Fiscal Year ended August 31, 2001, (ii) unaudited financial statements of Borrowers and their Subsidiaries consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and cash flows for the fiscal quarters ended not later than 45 days prior to the Closing Date and monthly financial statements for any fiscal period of less than three months, (iii) pro forma consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as at the Closing Date prepared in accordance with GAAP and reflecting the consummation of the financings and other transactions contemplated hereby, (iv) projected financial statements consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and cash flows for the five-year period after the Closing Date, and (v) audited financial statements or, if unavailable, unaudited financial statements consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows with respect to the Borrowers and their Restricted Subsidiaries for the twelve month period ended November 30, 2001, all of the foregoing in clauses (i) through (v) to be substantially consistent with any financial statements previously delivered to Agents and, substantially consistent with any projected financial results for such periods previously delivered to Agents and otherwise in form and substance satisfactory to Agents.

F. Borrowing Base Certificate. On or before the Closing Date, Borrowers shall have delivered to Agent and Lenders a Borrowing Base Certificate substantially in the form of Exhibit VIII annexed hereto, prepared as of a recent date prior to the Closing Date. After giving effect to the Revolving Loans funded and the Letters of Credit issued on the Closing Date, the Borrowing Base on the Closing Date shall exceed the Total Utilization of Revolving Loan Commitments by an amount not less than $50,000,000.

G. Opinions of Counsel to Loan Parties. Lenders shall have received originally executed copies of one or more favorable written opinions of Borrower's general counsel, Stinson, Mag & Fizzell PC, counsel for Loan Parties, and Salans Hertzfeld Heilbronn Christy & Viener, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and collectively setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Borrowers to such counsel to deliver such opinions to Lenders).

H. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of
Exhibit X annexed hereto.
---------

I. Ratings of Loans. The Loans shall have a rating satisfactory to Agents from S&P, Moody's or such other rating agency acceptable to Agents.

J. Evidence of Insurance. Agent shall have reviewed the adequacy of the types and amounts of Borrowers' insurance coverage, including without limitation, casualty, hazard, title, business interruption and product liability insurance, and such review shall be in form and substance satisfactory to Agent. Agent shall have received a certificate from each Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

K. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Borrowers shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Borrowers and their Restricted Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, should not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

L. Environmental Reports. Agent shall have received reports and other information, in form, scope and substance satisfactory to Agent, regarding environmental matters relating to the Closing Date Mortgaged Properties, which reports shall include, without limitation (i) all existing environmental reports and assessments, together with a Phase I environmental assessment for each of the Closing Date Mortgaged Properties currently owned, leased, operated or used by Borrowers or any of their Restricted Subsidiaries and so required by Agent which (a) are in general conformance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527 and acceptable to Agent, (b) was conducted no more than twelve months prior to the Closing Date in a manner satisfactory to Agent or such longer period of time as may be acceptable to Agent, and (c) includes an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, (ii) a compliance review by Agent's environmental consultant of Borrowers', their Restricted Subsidiaries' and such Facilities' compliance with Environmental Laws, and (iii) such other reports and information that Agent may request.

M. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1N, Agent shall have received evidence satisfactory to it that Borrowers and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Agent, desirable in order to (x) create in favor of Agent, for the benefit of Revolving Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Working Capital Collateral of such Persons and create in favor of Agent, for the benefit of Revolving Lenders, a valid and (upon such filing and recording) perfected Second Priority security interest in the PPE Collateral of such Persons, (y) create in favor of Agent, for the benefit of Term Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the PPE Collateral of such Persons and create in favor of Agent, for the benefit of Term Lenders, a valid and (upon such filing and recording) perfected Second Priority security interest in the Working Capital Collateral of such Persons and (z) create in favor of Agent, for the benefit of Revolving Lenders and Term Lenders, a pari passu valid and (upon such filing and recording) perfected First Priority security interest in the Pari Passu Collateral of such Person; provided, however that no such security interests will be required on the Closing Date with respect to (1) the Refinery Assets (other than Inventory and Accounts), (2) equity interests other than any Borrower's equity interests in a Material Subsidiary or in Farmland National Beef Packing Company, L.P., Farmland Hydro, United Country Brands, LLC and Land O'Lakes Farmland Feed LLC and (3) the CoBank Equity Interests. Such actions shall include the following:

     (i) Stock Certificates and Instruments. Delivery to Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing any Collateral;

     (ii) Lien Searches and UCC Termination Statements. Delivery to Agent of (a)
          --------------------------------------------
     the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search including without limitation, with respect to the Synthetic Lease and Existing Credit Agreement (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

     (iii) UCC Financing Statements and Fixture Filings. Delivery to Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

     (iv) PTO Cover Sheets, Etc. Delivery to Agent of all cover sheets or other --------------------- documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

     (v) Cash Management. Delivery to Agent of a Lock Box Agreement executed by --------------- each Person that is a party thereto with respect to each Lockbox Account listed on Schedule 7.14 and a Control Agreement with
                                   -------------
     respect  to  each  Concentration  Account  listed  on  Schedule  7.14;  and
                                                            -------------

     (vi) Opinions of Local Counsel. Upon request by Agent, delivery to Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) with respect to the creation and perfection of the security interests in favor of Agent in such personal or mixed property Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent.

     N. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Subject to such matters as may be contained in a Post Closing Agreement, Agent shall have received from Borrowers and each applicable Subsidiary Guarantor:

     (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 5.5B annexed hereto and so identified as a Closing Date Mortgaged Property on such Schedule 5.5B (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties"). With respect to the Coffeyville Fertilizer Plant, Agent shall have received a fully executed and notarized durable power of attorney with respect to the parcelization of the Refinery Assets and Coffeyville Fertilizer Plant, in form and substance satisfactory to Agent;

     (ii) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

     (iii) Landlord Consents and Estoppels; Recorded Leasehold Interests. In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

     (iv) Title Insurance. (a) ALTA mortgagee title insurance policies or --------------- unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 5.5B annexed hereto,
                                                   -------------
     in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority, Second Priority and Third Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to Permitted Encumbrances and to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence satisfactory to Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

     (v) Title Reports. With respect to each Closing Date Mortgaged Property listed in Part A of Schedule 5.5B annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Agent;

     (vi)  Copies  of  Documents  Relating  to Title  Exceptions.  Copies of all
           -----------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1N(v); and

(vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in
      -------------------------------------------
the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and
(2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrowers have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

     O. Matters Relating to Existing Indebtedness of Borrowers and their Restricted Subsidiaries.

(i)  Termination  of Existing  Credit  Agreement and Related Liens and Synthetic
     ---------------------------------------------------------------------------
Lease Restructuring;  Existing Letters of Credit. On the Closing Date, Borrowers
------------------------------------------------
and their Restricted Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) repaid or caused to be repaid in full all Indebtedness outstanding under the Synthetic Lease, pursuant to the Synthetic Lease Restructuring, (c) terminated or caused to be terminated any commitments to lend or make other extensions of credit under the Existing Credit Agreement and the Synthetic Lease, (d) delivered to Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of (A) Borrowers and their Restricted Subsidiaries under the Existing Credit Agreement, (B) of the Owner Trustee and Company under the
Synthetic Lease pursuant to the Synthetic Lease Restructuring, (e) made arrangements satisfactory to Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Borrowers and their Restricted Subsidiaries with respect thereto or that such letters of credit constitute Existing Letters of Credit hereunder and (f) delivered to Agent satisfactory evidence that the fees and expenses to be incurred in connection with the foregoing subsections 4.1O(i)(a) and 4.1O(i)(b) and the related transactions will not exceed amounts acceptable to the Agent, including the payment of any premiums and accrued and unpaid interest under the Existing Credit Agreement and the Synthetic Lease.

(ii) Existing Indebtedness to Remain Outstanding. Agent shall have received an Officer's Certificate of Borrowers stating that, after giving effect to the transactions described in this subsection 4.1O, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents, the Demand Loan Certificates in the approximate amount of $18,000,000 and the Subordinated Debenture Bonds and Subordinated Investment Certificates in the approximate amount of $511,000,000, shall consist of approximately $80,000,000 in aggregate principal amount of outstanding Indebtedness described in Schedule 7.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Agent.

     P. Collateral Audits and Appraisals. Agent shall have received (i) audits and appraisals of the Inventory and Accounts of Borrowers and their Restricted Subsidiaries in form, scope and substance satisfactory to Agents, (ii) appraisals, in form, scope and substance satisfactory to Agents concerning the value of PPE Collateral of Borrowers and their Restricted Subsidiaries designated by Agent, and (iii) such reviews and/or valuations of the business operations of Borrowers and their Subsidiaries to the extent required by Agents, such reviews and valuations to be in form, scope and substance satisfactory to Agents.

     Q. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     R. No Disruption of Financial and Capital Markets. There shall have been no material adverse change in the syndication markets for credit facilities comparable to the transactions contemplated hereby, and there shall not have occurred and be continuing a material disruption of (including the continuation of any existing conditions) or material adverse change in the financial, banking or capital markets that has or would have a material adverse effect on such syndication market, in each case as determined by the Agent in its sole discretion.

     S. Pork Business. The Agent shall have received from Borrowers such audits, reports, monthly financials and other information as may be requested by Agent concerning the cost savings and incremental earnings increases Borrowers project in the pork processing and marketing business of Farmland Foods Inc., the form, scope, substance and results of such audits, reports, financials and other information to be satisfactory to Agents.

     T. Post Closing Agreement. If Borrowers are unable to obtain any of the items required to be delivered under this Agreement on or prior to the Closing Date, to the extent permitted by Agent any such items shall be delivered on the date and in the manner specified in the Post Closing Agreement.

4.2      Conditions to All Loans.
         -----------------------

     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrowers.

     B. As of that Funding Date:

     (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition;

     (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

     (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

     (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

     (v) Borrowers shall have delivered such other certificates or documents that Agent shall reasonably request, in form and substance satisfactory to Agent; and

     (vi) The aggregate amount of Cash constituting available and collected balances in a Deposit Account and Cash Equivalents held by Borrowers, minus the amount of payments reasonably expected to be made within the next three Business Days shall not exceed $1,000,000 or such greater amount as may be approved by Agent.

4.3      Conditions to Letters of Credit.
         -------------------------------

     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit in each case signed by a duly authorized Officer of Borrowers, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Borrowers represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

     5.1  Organization,  Powers,  Qualification,  Good  Standing,  Business  and
          ----------------------------------------------------------------------
          Restricted Subsidiaries.
          ------------------

     A. Organization and Powers. Company is a cooperative corporation and the Restricted Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party and each of their Restricted Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party and each of their Restricted Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Borrowers and their Restricted Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection
7.11. In accordance with their past practices, Borrowers shall continue to monitor the existence of supplier Liens with respect to any Raw Materials or living livestock purchased and used in Borrowers' business and to make payment for products on which Liens have been disclosed jointly to the Lien holder and the seller of such products.

     D.  Subsidiaries.  All of the  Subsidiaries  of Borrowers are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The capital stock or similar equity interest of each of the Subsidiaries of Borrowers identified in
Schedule 5.1 annexed hereto (as so supplemented) are duly authorized, validly issued, fully paid and nonassessable and none of such capital stock or similar equity interests constitutes Margin Stock. Each of the Subsidiaries of Borrowers identified in Schedule 5.1 annexed hereto (as so supplemented) is a cooperative corporation, corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Borrowers and each of their Subsidiaries in each of the Subsidiaries of Borrowers identified therein and identifies each such Subsidiary as a Material Subsidiary, a Restricted Subsidiary or an Unrestricted Subsidiary. The aggregate shareholders' equity for all Restricted Subsidiaries which are not Material Subsidiaries does not exceed $10,000,000.

     E. Joint Ventures. All of the Joint Ventures of Borrowers and their Subsidiaries are set forth on Schedule 5.1E annexed hereto, as said Schedule 5.1E may be supplemented from time to time pursuant to the provisions of subsection 6.1(xviii). The business purpose, capitalization and constituent members, together with percentage ownership interests thereof, of each Joint Venture are described on Schedule 5.1E.

5.2      Authorization of Borrowing, etc.
         -------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrowers or any of their Restricted Subsidiaries, the Organizational Documents of Borrowers or any of their Restricted Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrowers or any of their Restricted Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers or any of their Restricted Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers or any of their Restricted Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers or any of their Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3      Financial Condition.
         -------------------

     Borrowers have heretofore delivered to Lenders, at Lenders' request, the financial statements and information set forth in subsection 4.1E. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Borrowers and no Restricted Subsidiary has (nor will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their Restricted Subsidiaries.

5.4      No Material Adverse Change; No Restricted Junior Payments.
         ---------------------------------------------------------

     Since August 31, 2001, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Borrowers nor any of their Restricted Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      Title to Properties; Liens; Real Property; Intellectual Property.
         ----------------------------------------------------------------

     A. Title to Properties; Liens. Borrowers and their Restricted Subsidiaries have (i) good sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7. Except for Permitted Encumbrances or as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B. Real Property. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Material Real Property Asset and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) constituting a Material Leasehold Property. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrowers do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Borrower or Restricted Subsidiary, enforceable against such Borrower or Restricted Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     C. Intellectual Property. As of the Closing Date, Schedule 5.5C annexed hereto contains a true, accurate and complete list of all Intellectual Property. Each of Borrowers and their Restricted Subsidiaries owns or has the right to use all Intellectual Property used in the conduct of its business, and none of such Intellectual Property conflicts with a right of any other Person to the extent such conflict could reasonably be expected to result in a Material Adverse Effect.

5.6      Litigation; Adverse Facts.
         -------------------------

     Except as set forth in Schedule 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Borrowers or any of their Restricted Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or any of their Restricted Subsidiaries or any property of Borrowers or any of their Restricted Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrowers nor any of their Restricted Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      Payment of Taxes.
         ----------------

     Except to the extent permitted by subsection 6.3, all tax returns and reports of Borrowers and their Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrowers and their Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Borrowers know of no proposed tax assessment against Borrowers and their Subsidiaries that is not being actively contested by Borrowers or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance  of  Agreements;   Materially  Adverse   Agreements;   Material
     ---------------------------------------------------------------------------
     Contracts.
     ---------

     A. Neither Borrowers nor any of their Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     B. Neither Borrowers nor any of their Restricted Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9      Governmental Regulation.
         -----------------------

     Neither Borrowers nor any of their Restricted Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     Securities Activities.
         ---------------------

     A. Neither Borrowers nor any of their Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrowers only or of Borrowers and their Restricted Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrowers and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     Employee Benefit Plans.
         ----------------------

     A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the instances of noncompliance and the failures to perform would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received from the Internal Revenue Service a determination that it is so qualified, and to the best knowledge of Borrowers, no event or condition has occurred or exists which would reasonably be expected to result in a loss of qualification.

     B. No ERISA Event has occurred or is reasonably expected to occur that, individually or in the aggregate, has resulted in or would reasonably expected to result in a Material Adverse Effect.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the excess of
(1) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan for purposes of Section 412 of the Internal Revenue Code or Section 302 of ERISA) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed an amount that, if payable, would reasonably be expected to result in a Material Adverse Effect.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed an amount which, if payable, would reasonably be expected to result in a Material Adverse Effect.

5.12     Certain Fees.
         ------------

                  Borrowers and their Subsidiaries have incurred no liability or obligation for any broker's or finder's fees or commissions with respect to this Agreement or any of the transactions contemplated hereby, and Borrowers hereby indemnify Lenders against, and agree that they will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     Environmental Protection.
         ------------------------

     A. Except for the matters disclosed on Schedule 5.13 annexed hereto, which individually and in the aggregate could not reasonably be expected to have any Material Adverse Effect, and except for such exceptions as individually or in the aggregate could not reasonably be expected to have a Material Adverse
Effect:

     (i) neither Borrowers nor any of their Restricted Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

     (ii) neither Borrowers nor any of their Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9604) or any comparable state law;

     (iii) there are and, to Borrowers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Restricted Subsidiaries;

     (iv) neither Borrowers nor any of their Restricted Subsidiaries nor, to Borrowers' knowledge, any predecessor of Borrowers or any of their Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrowers' or any of their Restricted Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

     (v) Borrowers and the Restricted Subsidiaries have been and are in compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws.

     B. The information Company has provided Agent, through its environmental consultant, Golder & Associates, with respect to the matters described in subsection 4.1L, including oral and written communications in response to inquiries of Golder & Associates, is accurate and complete in all material respects.

5.14     Employee Matters.
         ----------------

                  There is no strike or work stoppage in existence or threatened involving Borrowers or any of their Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15     Solvency.
         --------

                  Each Borrower is and, upon the incurrence of any Obligations by such Borrower on any date on which this representation is made, will be Solvent.

5.16     Matters Relating to Collateral.
         ------------------------------

     A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken pursuant to subsections 4.1M, 4.1N, 6.8 and 6.9 and (ii) the delivery to Agent of any Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien, Second Priority Lien or pari passu Lien on all of the Collateral, as the case may be, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority, Second Priority or First Priority pari passu status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

     B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Collateral, by laws generally affecting the offering and sale of securities.

     C. Absence of Third-Party Filings. Except such as may have been filed in favor of Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     D. Margin Regulations. The pledge of the Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     E. Information Regarding Collateral. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17     Disclosure.
         ----------

                  No representation or warranty of Borrowers or any of their Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders or their agents, consultants, auditor, attorneys or representatives, including without limitation Agent's environmental consultant, by or on behalf of Borrowers or any of their Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrowers, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders or their agents, consultants, auditor, attorneys or representatives, including without limitation Agent's environmental consultant, for use in connection with the transactions contemplated hereby.

5.18      Subordinated Indebtedness.
          -------------------------

                  The Obligations constitute senior indebtedness that is superior in right of payment to the Subordinated Debenture Bonds and the Subordinated Investment Certificates and all other Subordinated Indebtedness and are entitled to the benefits of the subordination provisions of all Subordinated Indebtedness of Borrowers and their Restricted Subsidiaries.

Section 6.        BORROWERS' AFFIRMATIVE COVENANTS

                  Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6.

6.1      Financial Statements and Other Reports.
         --------------------------------------

                  Borrowers will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Agent for distribution to the
Lenders:

     (i)  Events of  Default,  etc.:  promptly  upon any  officer  of  Borrowers
          -----------------------
     obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrowers or any of their Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Borrowers with the Securities and Exchange
     Commission on Form 8-K if Borrowers were required to file such reports under the Exchange Act, (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, or (e) the occurrence of an event of default under any material indebtedness of any Joint Venture which default could reasonably be expected to allow such Joint Venture's creditors to block Distributions to Borrowers or their Restricted Subsidiaries, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto, to the extent Borrowers exercising their Best Efforts have the ability to take any action pursuant to the applicable Joint Venture Agreement;

     (ii) Monthly and Quarterly Financials:  (a) as soon as available and in any
          --------------------------------
     event within 30 days after the end of each month ending after the Closing Date the Monthly Reporting Package and (b) as soon as available and in any event within one Business Day after filing with the SEC but in no event later than 50 days after the end of each Fiscal Quarter (or, with respect to the fourth Fiscal Quarter, 95 days), for Fiscal Quarters ending after the Closing Date, (i) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer or treasurer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (ii) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period and (iii) the balance sheets and statements of income and cash flows required in clause (i) above prepared on the basis that the Restricted Subsidiaries are the only Subsidiaries of Borrowers (the "Restricted Subsidiary Basis");

     (iii) Year-End Financials:  as soon as available and in any event within 90
           -------------------
     days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer or treasurer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management of Company for such Fiscal Year, (c) in the case of such consolidated financial statements, a report thereon of KPMG, LLP or other independent certified public accountants of recognized national standing selected by Borrowers and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (d) the balance sheets and statements of income and cash flows required above in clause (a) prepared on the Restricted Subsidiary Basis;

     (iv)  Compliance  Certificates:  together  with each  delivery of financial
           -----------------------
     statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrowers stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Restricted Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
     Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

     (v) Reconciliation  Statements: if, as a result of any change in accounting
         -------------------------
     principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Borrowers and their Restricted Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection
     6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries and the financial statements prepared on the Restricted Subsidiary Basis for (y) the current Fiscal Year to the effective date of such change and
     (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Borrowers setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

     (vi)   Accountants'   Certification:   together   with  each   delivery  of
            --------------------------
     consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure -------- to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

     (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all opinions submitted to Borrowers by independent certified public accountants in connection with each annual interim or, if requested by Agent, special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any management letter submitted by such accountants to management in connection with their annual audit;

     (viii)  SEC  Filings  and Press  Releases:  promptly  upon  their  becoming
             ---------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrowers to their security holders or by any Restricted Subsidiary of Borrowers to their security holders other than Borrowers or another Restricted Subsidiary of Borrowers, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrowers or any of their Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Borrowers or any of their Restricted Subsidiaries to the public concerning material developments in the business of Borrowers or any of their Restricted Subsidiaries;

     (ix) Litigation or Other Proceedings: (a) promptly upon any officer of Borrowers obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Borrowers or any of their Restricted Subsidiaries or any property of Borrowers or any of their Restricted Subsidiaries not previously disclosed in writing by Borrowers to Lenders or (2) any material development in any Proceeding that, in any case:

     (x) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

     (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

                  written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Borrowers or any of their Restricted Subsidiaries equal to or greater than $1,000,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

     (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

     (xii)  Financial  Plans:  as soon as practicable  and in any event no later
            ---------------
     than 30 days after the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the "Financial Plan" for such Fiscal Year), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Borrowers and their Restricted Subsidiaries for each such Fiscal Year, together with a pro forma Compliance Certificate for each such Fiscal Year --- ----- and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Borrowers and their Restricted Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and
     (d) such other information and projections as any Lender may reasonably request;

     (xiii)  Insurance:  as soon as  practicable  after any  material  change in
             ---------
     insurance   coverage   maintained   by  Borrowers   and  their   Restricted
     Subsidiaries notice thereof to Agent specifying the changes and reasons therefore;

     (xiv) Governing Body:  with  reasonable  promptness,  written notice of any
           --------------
     change in the Governing Body of any Borrower;


     (xv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of any Borrower, a written notice setting forth with respect to such Person
     (a) the date on which such Person became a Subsidiary of a Borrower and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Borrowers (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

     (xvi) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Borrowers or any of their Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to Borrowers or such Restricted Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

     (xvii) Borrowing Base  Certificates:  as soon as available and in any event
            ---------------------------
     within ten (10) Business Days after the last Business Day of each month ending after the Closing Date, a Borrowing Base Certificate dated as of the last Business Day of such month, together with any additional schedules and other information as Agent may reasonably request, together with an AR Aging Report and AP Aging Report for the period covered by the Borrowing Base Certificate; provided that -------- in the event that the Borrowing
     Base at any time exceeds the Total Utilization of Revolving Loan Commitments by less than $30,000,000, the Agent may require Borrowers to prepare and provide Borrowing Base Certificates and related information on a weekly basis. In addition to such monthly Borrowing Base Certificates, Borrowers may from time to time deliver to Agent and Lenders on any Business Day after the Closing Date a Borrowing Base Certificate dated as of such Business Day, together with any additional schedules and other information as Agent may reasonably request, and the most recent Borrowing Base Certificate described in this clause (xvii) that is delivered to Agent shall be used in calculating the Borrowing Base as of any date of determination;

     (xviii) Joint Ventures: promptly upon Borrowers or their Restricted Subsidiaries formation of a Joint Venture, a written notice setting forth all of the data required to be set forth on Schedule 5.1E (it being understood that such written notice shall be deemed to supplement Schedule 5.1E for all purposes of this Agreement); and

     (xix) Other Information: with reasonable promptness, such other information
           -----------------
     and data with respect to Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      Existence, etc.

                  Except as permitted under subsection 7.7, Borrowers will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however that neither Borrowers nor any of their Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Borrowers or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrowers or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrowers, such Subsidiary or Lenders.

6.3      Payment of Taxes and Claims; Tax.
         --------------------------------

     A. Borrowers will, and will cause each of their Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     B.  Borrowers  will  not,  nor will  they  permit  any of their  Restricted
Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Restricted Subsidiaries).

6.4  Maintenance  of  Properties;   Insurance;  Application  of  Net  Insurance/
     ---------------------------------------------------------------------------
     Condemnation Proceeds.
     ---------------------

     A. Maintenance of Properties. Borrowers will, and will cause each of their Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrowers and their Restricted Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     B. Insurance. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrowers and their Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrowers will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance with such exceptions to replacement coverage as reasonably approved by Agent, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agent, that names Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $250,000 and provides for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

C.       Application of Net Insurance/Condemnation Proceeds.

     (i) Business Interruption Insurance. Upon receipt by Borrowers or any of their Restricted Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers or such Restricted Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and
     (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B;

     (ii)  Net  Insurance/Condemnation  Proceeds  Received  by  Borrowers.  Upon
           --------------------------------------------------------------
     receipt by Borrowers or any of their Restricted Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall, or shall cause one or more of their Restricted Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B;

     (iii) Net  Insurance/Condemnation  Proceeds Received by Agent. Upon receipt
           -------------------------------------------------------
     by Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Borrowers would have been required to apply such Net Insurance/Condemnation Proceeds (if they had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Agent shall, and Borrowers hereby authorize Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrowers, and Borrowers shall, or shall cause one or more of their Restricted Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received.

6.5      Inspection Rights; Lender Meeting.
         ---------------------------------

     A. Inspection Rights. Borrowers shall, and shall cause each of their Restricted Subsidiaries to, and shall use their Best Efforts to cause (to the extent not prohibited by the applicable Joint Venture Agreements) the Joint Ventures to permit (i) any authorized representatives designated by any Lender
(a) to visit and inspect any of the properties of Borrowers, any of their Restricted Subsidiaries or of the Joint Ventures, (b) to inspect, copy and take extracts from their financial and accounting records, and to discuss their affairs, finances and accounts with their officers and independent public accountants (provided that Borrowers may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and (c) to visit, inspect and audit any of the properties of Borrowers, or any of their Subsidiaries or the Joint Ventures, including their financial and accounting books and records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers, partners, members and independent public accountants; and (ii) Agent shall have the right to designate its authorized representatives to conduct two audits and/or appraisals of all Inventory, Accounts, machinery and equipment, Real Property Assets or Intellectual Property of the Loan Parties during each twelve-month period after the Closing Date (exclusive of the audits and appraisals to in subsection 4.1P (collectively, the "Base Audit")), each such audit or appraisal to be substantially similar in scope and substance to the Base Audit, all upon reasonable notice and during normal business hours; provided that upon the occurrence and during the continuance of an Event of Default, Agent shall have the option to conduct such audits or appraisals on a quarterly basis. Without in any way limiting the foregoing, Borrowers will, upon the request of Agent, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or such other location as may be agreed to by Borrowers and Agent) at such time as may be agreed to by Borrowers and Agent.

     B. Lender Meeting. Borrowers will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Borrowers' principal offices (or at such other location as may be agreed to by Borrowers and Agent) at such time as may be agreed to by Borrowers and Agent.

6.6      Compliance with Laws, etc.

                  Borrowers shall comply, and shall cause each of their Restricted Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7      Environmental Matters.
         ---------------------

A.       Environmental Disclosure.  Borrowers will deliver to Agent and Lenders:

     (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrowers or any of their Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

     (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws which Release could reasonably be expected to have a Material Adverse Effect, (b) any remedial action taken by Borrowers or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

     (iii) Written Communications Regarding Environmental Claims, Releases, Etc.
           ---------------------------------------------------------------------
     As soon as practicable following the sending or receipt thereof by Borrowers or any of their Restricted Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency where the failure to report any such Release could reasonably be expected to have a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrowers or any of their Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to cause an Environmental Claim that would have a Material Adverse Effect;

     (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt
           --------------------------------------------------------------
     written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrowers or any of their Restricted Subsidiaries that could reasonably be expected to (1) expose Borrowers or any of their Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrowers or any of their Restricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrowers or any of their Restricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrowers or any of their Restricted Subsidiaries to any additional obligations or requirements under any Environmental Laws which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

B. Borrowers' Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

     (i) Remedial Actions Relating to Hazardous Materials Activities. Borrowers shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of their Restricted Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.

     (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Borrowers shall promptly take, and shall cause each of their Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Borrowers or their Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Borrowers or any of their Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     C. Environmental Review and Investigation. Borrowers agree that upon Agent's receipt of information which Agent reasonably determines may indicate the possibility of a Material Adverse Effect, Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrowers and (ii) conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Borrowers or any of their Restricted Subsidiaries, Borrowers shall only be obligated to use commercially reasonable efforts to obtain permission for Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Borrowers hereby grant to Agent and its employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrowers or any of their Restricted Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrowers and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7C will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. If requested by Borrowers, and provided no Event of Default or Potential Event of Default is outstanding, Agent agrees to deliver a copy of any such report to Borrowers with the understanding that Borrowers acknowledge and agree that (x) they will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Borrowers' use of or reliance on such report, (y) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrowers, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

6.8  Execution of Subsidiary Guaranty and Personal Property Collateral Documents
     ---------------------------------------------------------------------------
     After the Closing Date.
     ------------------------


     A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Subsidiary which is a Domestic Material Subsidiary of any Borrower after the date hereof, Borrowers will promptly notify Agent of that fact and cause such Domestic Material Subsidiary to either (at the discretion of Agent) become (i) a Borrower under the Loan Documents by executing a joinder agreement satisfactory to Agent or (ii) a Subsidiary Guarantor by executing and delivering to Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1M) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority, Second Priority, or Third Priority or First Priority pari passu Lien (as applicable) on all of the personal and mixed property assets of such Material Subsidiary described in the applicable forms of Collateral Documents.

     B. Foreign Subsidiaries. In the event that any Person becomes a Foreign Subsidiary of any Borrower or any Material Subsidiary after the date hereof, Borrowers will promptly notify Agent of that fact and, if such Subsidiary is directly owned by any Borrower or a Domestic Subsidiary that is a Material Subsidiary, such Borrower will or will cause such Material Subsidiary to execute and deliver to Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1M) as may be necessary, or in the reasonable opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority, Second Priority or First Priority pari passu Lien on 65% of the capital stock of such Foreign Subsidiary. Notwithstanding any contrary provision of this Agreement, Borrowers shall not be required to grant to Agent, for the benefit of the Lenders, a Lien on the capital stock of any Foreign Subsidiary formed as a single purpose entity to directly or indirectly hold an Investment in Farmland MissChem Limited, a Joint Venture of Company incorporated under the laws of the Republic of Trinidad and Tobago.

     C. Restricted Subsidiary Organizational Documents, Legal Opinions, Etc. Borrowers shall deliver to Agent, together with such Loan Documents, (i) certified copies of such Material Subsidiary's Organizational Documents, together with, if such Material Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent, (ii) a certificate executed by the secretary or similar officer of such Material Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Material Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and
(b) the incumbency and signatures of the officers of such Material Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Material Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Material Subsidiary, (b) the due authorization, execution and delivery by such Material Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Material Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

6.9      Matters Relating to Refinery Assets.
         -----------------------------------

     A. Sale of Refinery Assets. If Borrowers do not sell all of the Refinery Assets on or before the date which is 270 days after the Closing Date, or such longer period as approved by Requisite Lenders in their reasonable discretion, then any such unsold Refinery Assets shall be subject to this subsection 6.9 and Borrowers shall deliver to Agent the following:

     (i) Additional Mortgage. A fully executed and notarized Mortgage (an "Additional Mortgage"), duly recorded in all appropriate places in the applicable jurisdiction, encumbering the interest of such Loan Party in the Refinery Assets constituting Real Property Assets (but excluding any crude oil pipeline and gathering systems which are not located on the property on which the refinery is situated);

     (ii) Opinions of Counsel. (a) A favorable opinion of counsel to such Loan Party, in form and substance satisfactory to Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Agent may reasonably request, and (b) if required by Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in the state of Kansas with respect to the enforceability of the form of the Additional Mortgage and such other matters (including any matters governed by the laws of the state of Kansas regarding personal property security interests in respect of any Collateral) as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

     (iii) Title  Insurance.  (a) If required by Agent,  an ALTA mortgagee title
           ---------------
     insurance policy or an unconditional commitment therefor issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Agent that such Additional Mortgage creates valid and enforceable First Priority, Second Priority and Third Priority mortgage Liens on such Additional Mortgaged Property, subject only to Permitted Encumbrances a standard survey exception, which policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence satisfactory to Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of such policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of such policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

     (iv) Title Report. If no title insurance policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Agent;

     (v)  Copies  of  Documents  Relating  to Title  Exceptions.  Copies  of all
          ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the additional title insurance policy or title report delivered pursuant to clause (iii) or (iv) above;

     (vi) Matters Relating to Flood Hazard Properties.  (a) Evidence,  which may
          -------------------------------------------
     be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Borrowers have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

     (vii) Environmental Audit. If required by Agent, reports and other information, in form, scope and substance satisfactory to Agent and prepared by environmental consultants satisfactory to Agent, concerning any environmental hazards or liabilities to which Borrowers or any of its Restricted Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     B. Refinery Assets Allocation of Proceeds. Without derogating the provisions of subsection 2.4B(iii)(f), in connection with the sale of all or any portion of the Refinery Assets, prior to the consummation of any such sale, Borrowers shall provide Agent with the proposed allocation of the consideration to be received as between PPE Collateral, Pari Passu Collateral and Working Capital Collateral, which proposed allocation shall be subject to Agent's reasonable approval.

     C. Coffeyville Mortgage. Lenders acknowledge and agree that Borrowers may require the recordation in the applicable real property records of a reciprocal easement agreement or a declaration of covenants, restrictions and conditions with respect to Real Property Assets comprising the Refinery Assets and the Coffeyville Fertilizer Plant in accordance with the Coffeyville Plan (as defined in the Coffeyville Mortgage) in order to provide for ingress and egress, access and shared utility easements and sharing of common area between the Refinery Assets and the Coffeyville Fertilizer Plant, as more particularly set forth in the Coffeyville Mortgage. Provided such reciprocal easement agreement and/or such covenants, restrictions and conditions are reasonably satisfactory to Agent and do not impair in any material manner the use, value or operation of the Coffeyville Fertilizer Plant, Agent may without Requisite Lender approval amend, supplement or otherwise modify the Coffeyville Mortgage (including but not limited to by means of a partial release of the lien of the Coffeyville Mortgage) to permit the implementation and recordation of such reciprocal easement agreement and/or such covenants, restrictions and conditions as contemplated by the Coffeyville Mortgage.

6.10     Matters Relating to Additional Personal Property.
         ------------------------------------------------

                  From and after the Closing Date, at the request of Agent, in the event Agent in good faith reasonably believes the value of the PPE Collateral has been impaired or that a Potential Event of Default or an Event of Default has occurred and is continuing, Borrowers shall deliver to Agent certificates of title with respect to all motor vehicles and rolling stock of Loan Parties and take all actions necessary to cause Agent to be noted as lien holder thereon or otherwise necessary to perfect the Lien granted to Agent on behalf of Lenders in such motor vehicles and rolling stock.

Section 7.        BORROWERS' NEGATIVE COVENANTS

                  Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Restricted Subsidiaries to perform, all covenants in this Section 7.

7.1      Indebtedness.
         ------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (i) Borrowers may become and remain liable with respect to the Obligations;

     (ii) Borrowers and their Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

     (iii) Borrowers and their Restricted Subsidiaries may remain liable with respect to Indebtedness in respect of Capital Leases set forth on Schedule 7.1;

     (iv) Any Borrower or any Material Subsidiary may become and remain liable with respect to Indebtedness to any Borrower or any of Borrower's Restricted Subsidiaries, and any Restricted Subsidiary may become and remain liable with respect to Indebtedness to any Borrower or any other Restricted Subsidiary of any Borrower; provided that (a) all such -------- intercompany Indebtedness held by a Borrower or any Material Subsidiary of a Borrower shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Document, (b) all such intercompany Indebtedness owed by any Borrower to any of their Restricted Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Material Subsidiary of any Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness --- ----- owed by such Material Subsidiary to any Borrower or to any of their Material Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness of all Foreign Restricted Subsidiaries of Borrowers to Borrowers and their Domestic Material Subsidiaries shall not exceed $5,000,000 at any time outstanding, and the aggregate principal amount of all Indebtedness of all Domestic Restricted Subsidiaries of Borrowers other than Domestic Material Subsidiaries to Borrowers and their Domestic Material Subsidiaries shall not exceed $10,000,000 at any time outstanding;

     (v) Borrowers and their Restricted Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed
     hereto,   the  aggregate   principal   amount  of  which  does  not  exceed
     $80,000,000;

     (vi)  Company  may become  and  remain  liable  with  respect to  unsecured
     Subordinated Debenture Bonds, unsecured Subordinated Investment Certificates and other unsecured Subordinated Indebtedness issued pursuant to Approved Indentures; provided however that with respect to any issuance of Subordinated Indebtedness occurring after the Closing Date there shall be no regularly scheduled amortization payments on such Subordinated Indebtedness prior to the final maturity thereof and such final maturity shall not be earlier than the fifth anniversary of the Closing Date;

     (vii) Company may become and remain liable with respect to the unsecured Demand Loan Certificates in an aggregate amount not to exceed $30,000,000;

     (viii) Company may become and remain liable with respect to the Coffeyville Bonds, provided that at all times Borrowers or their Material Subsidiaries shall own such Coffeyville Bonds and Agent shall have a perfected First Priority security interest in such Coffeyville Bonds; and

     (ix) Borrowers may become and remain liable with respect to Indebtedness (including Capital Leases) in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

7.2      Liens and Related Matters.
         -------------------------

     A. Prohibition on Liens. Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any of their Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

     (i) Permitted Encumbrances; (ii) Liens granted pursuant to the Collateral Documents;

     (iii) Liens described in Schedule 7.2 annexed hereto; ------------

     (iv) Liens on any asset existing at the time of acquisition of such asset by any Borrower or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by any Borrower or a Restricted Subsidiary or to secure any Indebtedness permitted hereby incurred by any Borrower or a Restricted Subsidiary at the time of or within ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that the Lien shall apply only to the asset so acquired ; and provided further, that the aggregate of all amounts secured by such Liens shall not exceed $10,000,000 at any time;

     (v) Liens evidencing Capital Leases permitted by subsection 7.1;

     (vi) Liens of CoBank and other cooperatives, respectively, on Investments by Borrowers in the stock, participation certificates, or allocated reserves of CoBank or other cooperatives, respectively, owned by Borrowers and their Restricted Subsidiaries;

     (vii) Liens on goods exported securing any indemnity and repurchase obligations contemplated by transactions involving the Borrowers or any Restricted Subsidiary and any financial institution pursuant to the export credit guarantee program of the Commodity Credit Corporation (or any successor) or other program designed to assist or enhance export sales;

     (viii) Liens granted on the Company's direct or indirect ownership interest in the Farmland MissChem Limited and the assets owned by such Joint Venture; and

     (ix) Liens on oil, gas and other mineral rights arising out of or existing in connection with oil or gas leases or interests and mineral rights, or in real property pertaining thereto, provided that the aggregate amount of all obligations secured by all such Liens shall not exceed $1,000,000.

     B. Equitable Lien in Favor of Lenders. If Borrowers or any of their Restricted Subsidiaries shall create or assume any Lien upon any of their properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. No Borrower or any Restricted Subsidiary shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

D. No Restrictions on Restricted Subsidiary Distributions to Borrowers or Other Restricted Subsidiaries. Borrowers will not, and will not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary's capital stock owned by Borrowers or any other Restricted Subsidiary of Borrowers, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Borrowers or any other Restricted Subsidiary of Borrowers, (iii) make loans or advances to Borrowers or any other Restricted Subsidiary of Borrowers, or (iv) transfer any of its property or assets to Borrowers or any other Restricted Subsidiary of Borrowers, except (a) as provided in this Agreement and (b) as may be provided in an executed agreement with respect to an Asset Sale permitted pursuant to subsection 7.7.

7.3      Investments; Acquisitions.
         -------------------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person except:

     (i)  Borrowers  and  their   Restricted   Subsidiaries  may  make  and  own
     Investments in Cash Equivalents;

     (ii) Borrowers and their Material Subsidiaries may make and own additional equity Investments in their respective wholly-owned Material Subsidiaries; Restricted Subsidiaries other than Material Subsidiaries may make and own additional Investments in Borrowers and other Restricted Subsidiaries; Borrowers and Material Subsidiaries may make and own Investments in Restricted Subsidiaries other than Material Subsidiaries in an amount not to exceed $10,000,000 in any Fiscal Year;

     (iii) Borrowers and their Restricted Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

     (iv) Borrowers and their Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

     (v) Borrowers and their Restricted Subsidiaries may continue to own the Investments owned by them as of the Closing Date, including Investments in Joint Ventures, described in Schedule 7.3 annexed hereto;

     (vi) Borrowers and their Restricted Subsidiaries may acquire assets (including capital stock or other ownership interests and including Investments in Joint Ventures and Unrestricted Subsidiaries) having a fair market value not in excess of $5,000,000 in any one Fiscal Year and $15,000,000 in the aggregate and continue to own such assets after the acquisition thereof; provided that no Potential Event of Default or Event of Default shall occur as a result of such acquisition and Borrowers shall, and shall cause their Restricted Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Material Subsidiary;

     (vii) Company may make and own Investments in the form of non-cash Patronage Dividends in any Person including Investments in the form of CoBank Equity Interests;

     (viii) Borrowers and their Material Subsidiaries may make and own Investments in the Coffeyville Bonds, provided that at all times Agent shall have a perfected First Priority security interest in such Coffeyville Bonds; and

     (ix)  Borrowers  and  their  Restricted   Subsidiaries  may  make  and  own
     additional Investments in an aggregate amount not to exceed at any time $15,000,000.

7.4      Contingent Obligations.
         ----------------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

     (i) Material Subsidiaries of Borrowers may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

     (ii) Borrowers may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

     (iii) Borrowers may become and remain liable with respect to Contingent Obligations under Hedge Agreements with respect to (a) Indebtedness in an aggregate notional principal amount not to exceed the amount of the liabilities so hedged and (b) fluctuations in commodity prices in the ordinary course of Borrowers' business;

     (iv) Borrowers and their Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

     (v) Borrowers and their Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrowers and their Restricted Subsidiaries in an aggregate amount not to exceed at any time $15,000,000;

     (vi) Borrowers and their Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrowers or any of their Material Subsidiaries permitted by subsection 7.1; Restricted Subsidiaries of Borrowers other than Material Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Indebtedness of Borrowers and any of their Restricted Subsidiaries permitted by subsection 7.1;

     (vii) Company may remain liable with respect to Contingent Obligations in connection with the Coffeyville Bonds, provided that at all times Borrowers or their Material Subsidiaries shall own such Coffeyville Bonds and Agent shall have a perfected First Priority security interest in such Coffeyville Bonds; and

     (viii) Borrowers and their Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule
     7.4 annexed hereto.

7.5      Restricted Junior Payments.
         --------------------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Borrowers may
(i) provided that no Event of Default or Potential Event of Default has occurred and is continuing or would occur immediately after giving effect to such payment, (A) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness, (B) make regularly scheduled payments of principal and accrued interest in respect of any Subordinated Indebtedness issued prior to the Closing Date, (C) pay Mandatory Redemption Amounts and accrued interest thereon in respect of any Subordinated Indebtedness and (D) redeem Subordinated Indebtedness from the proceeds of the prior issuance of Subordinated Indebtedness permitted pursuant to subsection 7.1(vi) provided that the Subordinated Indebtedness issued to make such redemption payments bears interest at a lower rate than the Subordinated Indebtedness so redeemed, in each case in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Approved Indenture pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12B, and (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, (a) pay Permitted Cash Patronage Dividends; (b) redeem equity interests of patrons or Members with cash payments upon the death of individual patrons or Members in an aggregate amount not to exceed $500,000 per Fiscal Year for all such cash redemptions; and (c) pay dividends on the Company's Preferred Stock in an aggregate annual amount not to exceed $8,000,000.

7.6      Financial Covenants.
         -------------------

                  From and after the Fiscal Quarter ending in May, 2002:

     A. Minimum Interest Coverage Ratio. Borrowers shall not permit the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                      Fiscal Quarter                       Minimum Interest
                    Ending on or about                      Coverage Ratio
                    ------------------                      --------------
May 31, 2002                                                   2.40:1:00
August 31, 2002                                                2.40:1:00

November 30, 2002                                              2.40:1:00
February 28, 2003                                              2.40:1:00
May 31, 2003                                                   2.60:1:00
August 31, 2003                                                2.60:1:00

November 30, 2003                                              2.70:1:00
February 29, 2004                                              2.70:1:00
May 31, 2004                                                   2.70:1:00
August 31, 2004 and each Fiscal Quarter thereafter             3.00:1:00


     B. Maximum Senior Leverage Ratio. Borrowers shall not permit Consolidated Senior Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                      Fiscal Quarter                   Maximum Senior Leverage
                    Ending on or about                             Ratio

May 31, 2002                                                     2.50:1:00
August 31, 2002                                                  2.50:1:00

November 30, 2002                                                2.25:1:00
February 28, 2003                                                2.20:1:00
May 31, 2003                                                     2.00:1:00
August 31, 2003                                                  1.80:1:00

November 30, 2003                                                1.75:1:00
February 29, 2004 and each Fiscal Quarter thereafter             1.50:1:00


     C. Maximum Leverage Ratio. Borrowers shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                          Period                      Maximum Leverage Ratio

May 31, 2002                                                 5.50:1:00
August 31, 2002                                              5.50:1:00

November 30, 2002                                            5.25:1:00
February 28, 2003                                            5.00:1:00
May 31, 2003                                                 5.00:1:00
August 31, 2003                                              5.00:1:00

November 30, 2003                                            4.50:1:00
February 29, 2004                                            4.50:1:00
May 31, 2004                                                 4.00:1:00
August 31, 2004                                              4.00:1:00

November 30, 2004                                            4.00:1:00
February 28, 2005                                            4.00:1:00
May 31, 2005                                                 4.00:1:00
August 31, 2005                                              3.75:1:00

November 30, 2005                                            3.75:1:00
February 28, 2006                                            3.75:1:00
May 31, 2006                                                 3.75:1:00
August 31, 2006                                              3.75:1:00

November 30, 2006 and each Fiscal Quarter thereafter         3.50:1:00

     D. Minimum Consolidated EBITDA. Borrowers shall not permit Consolidated EBITDA for any period set forth below to be less than the correlative amount indicated:

                      Fiscal Quarter                       Minimum
                    Ending on or about               Consolidated EBITDA
                    ------------------               -------------------
May 31, 2002                                                $165,000,000
August 31, 2002                                             $165,000,000

November 30, 2002                                           $175,000,000
February 28, 2003                                           $180,000,000
May 31, 2003                                                $180,000,000
August 31, 2003                                             $180,000,000

November 30, 2003                                           $185,000,000
February 29, 2004                                           $190,000,000
May 31, 2004                                                $200,000,000
August 31, 2004 and each Fiscal Quarter thereafter          $205,000,000

     E. Minimum Fixed Charge Coverage Ratio. Borrowers shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                            Minimum
                       Period                     Fixed Charge Coverage Ratio
May 31, 2002 and each Fiscal Quarter                       1.00:1.00
thereafter

     F. Minimum Subordinated Indebtedness. Company shall on August 31, 2002 and at the end of each Fiscal Quarter thereafter have outstanding Subordinated Indebtedness issued pursuant to Approved Indentures in an aggregate principal amount not less than the aggregate principal amount of the Subordinated Debenture Bonds and Subordinated Investment Certificates outstanding at the Closing Date.

     G. Permitted Cash Patronage  Dividends.  Provided no Event of Default or no
                                               --------
Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Borrowers may make annual Cash Patronage Dividends to the applicable patrons or Members in an aggregate amount equal to 20% (or such other minimum amount as may be required by tax laws to preserve the non-taxability of such net patronage income) of Borrowers' consolidated net patronage income derived from such patrons or Members for the Fiscal Year preceding the year in which the payments are to be made ("Permitted Cash Patronage Dividends").

     H. Minimum Excess Availability. Borrowers shall not permit the Borrowing Base to exceed the Total Utilization of Revolving Loan Commitments by less than $15,000,000 at any time.

7.7      Restriction on Fundamental Changes; Asset Sales.
         -----------------------------------------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, alter the corporate, capital or legal structure of Borrowers or any of their Restricted Subsidiaries or any Joint Venture, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary or Joint Venture, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

     (i) any Restricted Subsidiary of Company may be merged with or into any Borrower or any Material Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower or any Material Subsidiary; provided that, in the case of such a merger, such Borrower or such Material Subsidiary shall be -------- the continuing or surviving Person; any Restricted Subsidiary other than a Material Subsidiary may be merged with any other Restricted Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of to any other Restricted Subsidiary;

     (ii) Borrowers and their Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

     (iii) Borrowers and their Restricted Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

     (iv) Borrowers may sell the Refinery Assets provided that (i) the terms and conditions of such sale are reasonably satisfactory to Supermajority Lenders, (ii) that any non-Cash consideration shall be pledged to Agent as Collateral, (iii) the Cash proceeds of such Asset Sale shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D, and (iv) Company shall, prior to consummating any such sale, enter into a long term supply agreement with the purchaser of the Refinery Assets to provide coke to the Company's Coffeyville coke gasification facility on terms and for a duration reasonably acceptable to Supermajority Lenders;

     (v) Borrowers and their Restricted Subsidiaries may make Asset Sales in any Fiscal Year in an aggregate amount not to exceed $20,000,000; provided that
     (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) no more than 25% of such consideration may be non-Cash consideration which is pledged as Collateral to the Agent and provided that the aggregate amount of such non-Cash consideration may not exceed $5,000,000 in any Fiscal Year; and (c) the Cash proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D; and

     (vi) Company or a Restricted Subsidiary may sell or dispose of shares of Capital Stock of any of their Restricted Subsidiaries, in order to qualify members of the Governing Body of the Restricted Subsidiary if required by applicable law.

7.8      Consolidated Capital Expenditures.
         ---------------------------------

                  Borrowers shall not, and shall not permit their Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided further that in no event shall the amount of such increase exceed 75% of the Maximum Consolidated Capital Expenditures Amount set forth in the table below for such previous Fiscal Year:

                                                           Maximum Consolidated
                        Fiscal Year                        Capital Expenditures
Fiscal Year ending August 31, 2002                              $75,000,000
Fiscal Year ending August 31, 2003                              $90,000,000
Fiscal Year ending August 31, 2004                             $125,000,000
Fiscal Year ending August 31, 2005 and each Fiscal Year        $105,000,000
thereafter


7.9      Transactions with Shareholders and Affiliates.
         ---------------------------------------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrowers or with any Affiliate of Borrowers or of any such holder, on terms that are less favorable to Borrowers or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Borrowers and any of their wholly-owned Restricted Subsidiaries or between any of their wholly-owned Restricted Subsidiaries or (ii) reasonable and customary fees paid to members of the Governing Bodies of Borrowers and their Restricted Subsidiaries.

7.10     Sales and Lease-Backs

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Borrowers or any of their Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrowers or any of their Material Subsidiaries) or (ii) that Borrowers or any of their Restricted Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrowers or any of their Restricted Subsidiaries to any Person (other than Borrowers or any of their Material Subsidiaries) in connection with such lease; provided that Borrowers and their Restricted Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease to the extent that the Net Cash Proceeds of such sale and lease back are applied as required by subsection 2.4B(iii)(a).

7.11     Conduct of Business.
         -------------------

                  From and after the Closing Date, Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrowers and their Restricted Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.12 Amendments  or Waivers  of  Certain  Agreements;  Amendments  of  Documents
     ---------------------------------------------------------------------------
     Relating to Subordinated Indebtedness.
     -------------------------------------


     A. Amendments or Waivers of Certain Agreements. Borrowers shall not agree to any material amendment to, or waive any of their material rights under, the Demand Loan Certificates and the Indenture under which the Demand Loan Certificates were issued or under any Related Agreements after the Closing Date, without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver; provided, however, that the foregoing shall not apply to agreements governing Joint Venture indebtedness to the extent after exercising their Best Efforts Borrowers have no ability to consent or withhold consent to any such amendment or waiver. Upon receipt, Borrowers shall promptly provide Agent with copies of all material amendments, modifications or supplements to any of the Related Agreements.

     B. Amendments or Supplements to Documents Relating to Subordinated Indebtedness. Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrowers or Lenders. Subject to subsection 7.1(vi) hereof, the terms and conditions of the Subordinated Debenture Bonds, Subordinated Investment Certificates or other Subordinated Indebtedness issued subsequent to the Closing Date shall be issued pursuant to an Approved Indenture and will not be less favorable to the Lenders, including without limitation as to subordination, redemption, prepayment, payment or defeasance provisions, than the Subordinated Debenture Bonds or Subordinated Investment Certificates, as the case may be, outstanding on the Closing Date; provided however that interest rates payable on Subordinated Indebtedness issued after the Closing Date may be payable at market rates and that nothing herein shall limit such interest rates to the rates in effect on Subordinated Debenture Bonds or Subordinated Investment Certificates outstanding on the Closing Date.

7.13     Fiscal Year.

                  Borrowers shall not change their Fiscal Year-end from that in effect on the Closing Date.

7.14     Cash Management Systems.
         -----------------------

         Borrowers' cash management system is described on Schedule 7.14. Borrowers shall cause each of their Restricted Subsidiaries to transfer all net cash balances in such Restricted Subsidiaries' Deposit Accounts or other cash management accounts into the Concentration Account on a regular basis in accordance with Borrowers' historical cash management procedures but in any event no less frequently than weekly or as otherwise reasonably required by Agent.

7.15     Sale or Discount of Receivables.
         -------------------------------

                  Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable.

Section 8.        EVENTS OF DEFAULT

                  If any of the following conditions or events ("Events of Default") shall occur and be continuing:

8.1      Failure to Make Payments When Due.
         ---------------------------------

                  Failure by Borrowers to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2      Default in Other Agreements.
         ---------------------------

     (i) Failure of Borrowers or any of their Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or

     (ii) breach or default by Borrowers or any of their Restricted Subsidiaries, which breach or default remains uncured or unwaived for a period of more than 90 consecutive days, with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      Breach of Certain Covenants.

                  Failure of Borrowers to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4      Breach of Warranty.
         ------------------

                  Any representation, warranty, certification or other statement made by Borrowers or any of their Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrowers or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      Other Defaults Under Loan Documents.
         -----------------------------------

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 15 days after the earlier of (i) an Officer of Borrowers or such Loan Party becoming aware of such default or (ii) receipt by Borrowers and such Loan Party of notice from Agent or any Lender of such default; or

8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrowers or any of their Restricted Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

     (ii) an involuntary case shall be commenced against Borrowers or any of their Restricted Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrowers or any of their Restricted Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrowers or any of their Restricted Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrowers or any of their Restricted Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.

     (i) Any Borrower or any of their Restricted Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any of their Restricted Subsidiaries shall make any assignment for the benefit of creditors; or

     (ii) Any Borrower or any of their Restricted Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of any Borrower or any of their Restricted Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      Judgments and Attachments.
         -------------------------

                  Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any of their Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      Dissolution.
         -----------

                  Any order, judgment or decree shall be entered against any Borrower or any of their Restricted Subsidiaries decreeing the dissolution or split up of any Borrower or any Restricted Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     Employee Benefit Plans.
         ----------------------

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower, any of their Subsidiaries or any of their respective ERISA Affiliates in excess of an individual or aggregate amount which would reasonably be expected to result in a Material Adverse Effect during the term of this Agreement; or the excess of (1) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan for purposes of Section 412 of the Internal Revenue Code or Section 302 of ERISA) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed an amount that, if payable, would reasonably be expected to result in a Material Adverse Effect; or

8.11     Change in Control.
         -----------------

                  A Change in Control shall have occurred; or

8.12    Invalidity of Guaranty; Failure of Security; Repudiation of Obligations.
         -----------------------------------------------------------------------

                  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected First Priority, Second Priority or First Priority pari passu Lien, as the case may be, in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i).

                  Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then all Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of all Lenders and are not intended, directly or indirectly, to benefit Borrowers, and such provisions shall not at any time be construed so as to grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9.        ADMINISTRATIVE AGENT

9.1      Appointment.
         -----------

     A. Appointment of Agent. BTCo is hereby appointed Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any other Loan Party.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

                  In the event that Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Agent shall be deemed to be references to Agent and/or such Supplemental Collateral Agent, as the context may require.

                  Should any instrument in writing from Borrowers or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Agent until the appointment of a new Supplemental Collateral Agent.

9.2      Powers and Duties; General Immunity.
         -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Borrowers to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Restricted Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  Independent  Investigation by Lenders;  No Responsibility  For Appraisal of
     ---------------------------------------------------------------------------
     Creditworthiness.
     --------------

                  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Borrowers and their Restricted Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and their Restricted Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      Right to Indemnity.
         ------------------

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      Successor Agents.
         ----------------

                  Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      Collateral Documents and Subsidiary Guaranty.
         --------------------------------------------

                  Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Subsidiary Guaranty; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or
(ii) release any Collateral in excess of $10,000,000 per Fiscal Year (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of such Lenders as may be provided for in subsection 10.6; provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrowers) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrowers, Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

9.7      Duties of Other Agents.
         ----------------------

                  Neither any of the Lenders identified in this Agreement as a "co-agent" nor Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to such Lenders as it makes with respect to Agents in subsection 9.3.

9.8      Agent May File Proofs of Claim.
         ------------------------------

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrowers or any of the Restricted Subsidiaries of Borrowers, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2 hereof.

                  Nothing herein contained shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.       MISCELLANEOUS

10.1 Successors and Assigns; Assignments and Participations in Loans and Letters
     ---------------------------------------------------------------------------
     of Credit.
     ----------

     A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrowers without the prior written consent of all Lenders. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that, except as provided in subsection 10.5, no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

B.       Assignments.

     (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of -------------------------------- Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Affiliated Fund of the assigning Lender or another Lender, with the giving of notice to Borrowers and Agent and with the consent of Agent (which consent shall not be unreasonably withheld or delayed) or (b) be assigned in an aggregate amount of not less than $5,000,000 with respect to the Revolving Loan Commitments and $1,000,000 with respect to the Term Loans (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Borrowers and with the consent of Agent (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan -------- Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). If any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V-A or Exhibit V-B annexed hereto, as the
     ----------   -----------   -----------
     case  may  be,  with   appropriate      insertions,  to reflect the new
     Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

     (ii) Acceptance by Agent;  Recordation in Register.  Upon its receipt of an
          --------------------------------------------
     Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrowers. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a direct obligation of Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note or Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Borrowers and their Restricted Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

     F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

     G. Patronage Payments. Borrowers acknowledge and agree that: (i) only that portion of the Loans represented by CoBank's Pro Rata Share which is retained by CoBank for its own account is entitled to patronage distributions in accordance with CoBank's bylaws and its practices and procedures related to patronage distribution; and (ii) any patronage, or similar payments to which Borrowers are entitled on account their ownership of CoBank Equity Interests or otherwise will not be based on any portion of CoBank's interest in the Loans in which CoBank has at any time granted a participation interest.

10.2     Expenses.
         --------

                  Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Agent or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Loan Document, including costs of conducting record searches, examining Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Agent or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Agent; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent or its counsel) of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) all costs and expenses, including reasonable attorneys' fees of Agent's counsel (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     Indemnity.
         ---------

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to defend, with counsel selected by Borrowers and reasonably acceptable to Agent (provided no Event of Default or Potential Event of Default has occurred and is continuing in which event Indemnitees shall select such counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto, or
(iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers or any of their Restricted Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     Set-Off; Security Interest in Deposit Accounts.
         ----------------------------------------------

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Borrowers and each other Loan Party against and on account of the obligations and liabilities of Borrowers or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Upon receiving notice of any setoff pursuant to this subsection 10.4, Agent shall provide notice thereof to Borrowers, provided that Agent shall have no liability for any failure to provide such notice. Each Borrower hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

10.5     Ratable Sharing.
         ---------------

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive any Collateral or proceeds thereof or payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

10.6     Amendments and Waivers.
         ----------------------

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any amendment, modification, termination, waiver or consent which:

     (a) extends the final scheduled maturity of any Loan or Note or postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any Loan or postpones the date or reduces the amount of any scheduled reduction of any Revolving Loan Commitments, or extends the stated maturity of any Letter of Credit beyond the applicable Revolving Loan Commitment Termination Date, or reduces the rate or extends the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduces the principal amount thereof (except to the extent repaid in cash); or

     (b) releases all of the Collateral or Collateral with an aggregate value in excess of $25,000,000 in any Fiscal Year (except as expressly provided in the Loan Documents) under all the Collateral Documents, or releases any Subsidiary Guarantor (except as expressly provided in the Loan Documents) from its obligations under the Subsidiary Guaranty; or

     (c) amends, modifies or waives any provision of this subsection 10.6; or

     (d) reduces the percentage specified in the definitions of "Requisite Lenders" or "Supermajority Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Requisite Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date provided that any increases in Revolving A Loan Commitments effected in accordance with subsection 2.1A(iii) do not require any further consent of Requisite Lenders); or

     (e) consents to the assignment or transfer by Borrowers of any of their rights and obligations under this Agreement or any other Loan Document; or

     (f) changes in any manner the provisions contained in the second paragraph of subsection 2.1C(ii); or

shall be effective only if evidenced in a writing signed by or on behalf of all Lenders (with Obligations being directly affected in the case of clause (a) above).

                  In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any voluntary or mandatory prepayments applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provisions which only postpones or reduces any voluntary or mandatory prepayment from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (iv)), (v) no amendment, modification, termination or waiver of any provision of any Collateral Document which has the effect of terminating, waiving or otherwise changing the relative priority of the Liens of any Class of Lender with respect to the Collateral or the rights, remedies or powers of any Class of Lender or the exercise of such rights, remedies or powers with respect to the Collateral which is pledged, restricted or encumbered by such Collateral Document, as applicable, shall be effective without the written concurrence of all Lenders of the affected Class, (vi) no amendment, modification, termination or waiver of any provision which increases the advance rate with respect to the Revolving Loans (except for the restoration by Agent of an advance rate in whole or in part to its original level after the prior reduction thereof by Agent) or of the definitions of "Eligible Accounts Receivable" or "Eligible Inventory" which makes such definitions less restrictive shall be effective without the written concurrence of all Revolving Lenders; provided that notwithstanding the foregoing the "Eligible Inventory" definition may be amended or modified to include Collateral outside of the United States upon the written concurrence of 66% of Revolving Lenders, (vii) no amendment which increases the Commitment or the Pro Rata Share of any Lender shall be effective without the consent of that Lender, (viii) no amendment, modification, termination or waiver of any provision related to the Revolving B Loan Commitment or the Revolving B Loans shall be effective without the written concurrence of Lenders having or holding more than 50% of the aggregate Revolving B Loan Exposure, and (ix) no amendment, modification, termination or waiver of subsection 7.7(iv) or 7.7(v) shall be effective without the consent of Supermajority Lenders. In addition, this Agreement may be amended or modified by an amendment or modification entered into by Borrowers and Agent to the extent, in Agent's judgment, such amendment or modification is necessary to complete the successful syndication of the Revolving B Loan Commitments; provided that no such amendment or modification shall be adverse to the Lenders. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

10.7     Independence of Covenants.
         -------------------------

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     Notices.
         -------

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

10.9     Survival of Representations, Warranties and Agreements.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C,
9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    Failure or Indulgence Not Waiver; Remedies Cumulative.

                  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    Marshalling; Payments Set Aside.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    Severability.
         ------------

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    Obligations Several; Independent Nature of Lenders' Rights.
         ----------------------------------------------------------

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    Headings.
         --------

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    Applicable Law.
         --------------

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

10.16    Construction of Agreement.
         -------------------------

                  Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, that it has had full and fair opportunity to review and revise the terms of this Agreement, and that this Agreement has been drafted jointly by all of the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

10.17    Consent to Jurisdiction and Service of Process.
         ----------------------------------------------

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

     (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

     (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17
         RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

10.18    Waiver of Jury Trial.
         --------------------

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    Confidentiality.
         ---------------

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event a Lender may make (a) disclosures to Affiliates and professional advisors of such Lender, (b) disclosures reasonably required by
(i) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein, or (ii) any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such assignee, transferee, participant, contractual counterparty or professional advisor agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or (c) disclosures required or requested by any Government Authority or representative thereof or pursuant to legal process and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Borrowers or any of their Restricted Subsidiaries.

10.20    Counterparts; Effectiveness.
         ---------------------------

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                                   [Remainder of page intentionally left blank]






                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  BORROWERS:

                         FARMLAND INDUSTRIES, INC.



                         By:  _______________________________________
                         Title:  ______________________________________


                                                Notice Address:

                                    12200 North Ambassador Drive
                                    Kansas City, Missouri  64163-1244
         Attention: Treasurer


                           FARMLAND FOODS, INC.



                           By:  _______________________________________
                           Title:  ______________________________________


                           Notice Address:

                                    c/o Farmland Industries, Inc.
                                    12200 North Ambassador Drive
                                    Kansas City, Missouri  64163-1244
                              Attention: Treasurer





                                                BANKERS TRUST COMPANY,
                                                as a Lender and as Agent



                           By:  _______________________________________
                           Title:  ______________________________________


                           Notice Address:

                                    31 W. 52nd Street
                                    New York, New York  10019
                                    Attention:  Sam A. Cardone

                           With a copy to:

                                    Deutsche Banc Alex.Brown Inc.
                                    300 S. Grand Avenue, 41st Floor
                                    Los Angeles, California  90071
                                    Attention:  Keith J. Alexander






                                                COBANK, ACB
                      as a Lender and Co-Syndication Agent




                              By:  _______________________________________
                              Title:  _____________________________________


                              Notice Address:

                                       5500 South Quebec Street
                                       Greenwood Village, Colorado  80111
                                       Attention:  ___________________________






                          cooperatieve centrale raiffeisen-boerenleenbank b.a.,
                           new york branch, RABOBANK
                          INTERNATIONAL," as a Lender and Co-Syndication Agent




                          By:  _______________________________________
                          Title:  _____________________________________


                          By:  _______________________________________
                          Title:  _____________________________________


                          Notice Address:

         300 S. Wacker Drive
                                   Suite 3500
                                   Chicago, Illinois  60606
                                   Attention:  ___________________________











                                CREDIT AGREEMENT

                          Dated as of February 7, 2002

                                      among

                            FARMLAND INDUSTRIES, INC.
                                       and
                                                         FARMLAND FOODS, INC.,
                                                               as Borrowers,

                            THE LENDERS PARTY HERETO,
                                   as Lenders,

                             BANKERS TRUST COMPANY,
                                    as Agent,

                                       and

                                   COBANK, ACB
                                       and
                              Cooperatieve Centrale
                              Raiffeisen-Boerenleenbank B.A., "RABOBANK
                              INTERNATIONAL," New York BRANCH,
                                 as Co-Syndication Agents
                                       and

                           HARRIS TRUST & SAVINGS BANK
                                       and
                         U.S. BANK NATIONAL ASSOCIATION,
                           As Co-Documentation Agents

                         DEUTSCHE BANC ALEX.BROWN INC.,
                                as Lead Arranger
                                       and
                            Sole Book Running Manager











                      TABLE OF CONTENTS






Section 1.       DEFINITIONS...................................................2

       1.1       Certain Defined Terms.........................................2

       1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement...41

       1.3       Other Definitional Provisions and Rules of Construction......42


Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...................42

       2.1       Commitments; Making of Loans; the Register; Notes............42

       2.2       Interest on the Loans........................................51

       2.3       Fees.........................................................56

       2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments;
                 Application of Proceeds of Collateral and Payments
                 Under Subsidiary Guaranty....................................57

       2.5       Use of Proceeds..............................................67

       2.6       Special Provisions Governing Eurodollar Rate Loans...........68

       2.7       Increased Costs; Taxes; Capital Adequacy.....................70

       2.8       Statement of Lenders; Obligation of Lenders and
                 Issuing Lenders to Mitigate..................................73

       2.9       Replacement of a Lender......................................74

       2.10      Collection, Deposit and Transfer of Payments in
                 Respect of Accounts..........................................74

       2.11      Borrowers....................................................76

       2.12      Joint and Several Liability..................................76

       2.13      Obligations Absolute.........................................77

       2.14      Waiver of Suretyship Defenses................................77

       2.15      Contribution and Indemnification among the Borrowers.........78


Section 3.       LETTERS OF CREDIT............................................78

       3.1       Issuance of Letters of Credit and Lenders' Purchase
                 of Participations Therein....................................78

       3.2       Letter of Credit Fees........................................81

       3.3       Drawings and Reimbursement of Amounts Paid Under
                 Letters of Credit............................................82

       3.4       Obligations Absolute.........................................85

       3.5       Indemnification; Nature of Issuing Lenders' Duties...........86


Section 4.       CONDITIONS TO LOANS AND LETTERS OF CREDIT....................87

       4.1       Conditions to Term Loans and Initial Revolving Loans.........87

       4.2       Conditions to All Loans......................................95

       4.3       Conditions to Letters of Credit..............................96


Section 5.       BORROWERS' REPRESENTATIONS AND WARRANTIES....................96

       5.1       Organization, Powers, Qualification, Good Standing,
                 Business and Restricted Subsidiaries.........................96


       5.2       Authorization of Borrowing, etc..............................98

       5.3       Financial Condition..........................................98

       5.4       No Material Adverse Change; No Restricted Junior
                 Payments.....................................................99

       5.5       Title to Properties; Liens; Real Property;
                 Intellectual Property........................................99

       5.6       Litigation; Adverse Facts...................................100

       5.7       Payment of Taxes............................................100

       5.8       Performance of Agreements; Materially Adverse
                 Agreements; Material Contracts..............................100

       5.9       Governmental Regulation.....................................101

       5.10      Securities Activities.......................................101

       5.11      Employee Benefit Plans......................................101

       5.12      Certain Fees................................................102

       5.13      Environmental Protection....................................102

       5.14      Employee Matters............................................103

       5.15      Solvency....................................................103

       5.16      Matters Relating to Collateral..............................103

       5.17      Disclosure..................................................104

       5.18      Subordinated Indebtedness...................................105


Section 6.       BORROWERS' AFFIRMATIVE COVENANTS............................105

       6.1       Financial Statements and Other Reports......................105

       6.2       Existence, etc..............................................111

       6.3       Payment of Taxes and Claims; Tax............................111

       6.4       Maintenance of Properties; Insurance; Application of
                 Net Insurance/ Condemnation Proceeds........................111

       6.5       Inspection Rights; Lender Meeting...........................113

       6.6       Compliance with Laws, etc...................................114

       6.7       Environmental Matters.......................................114

       6.8       Execution of Subsidiary Guaranty and Personal
                 Property Collateral Documents After the Closing Date........116

       6.9       Matters Relating to Refinery Assets.........................118

       6.10      Matters Relating to Additional Personal Property............120


Section 7.       BORROWERS' NEGATIVE COVENANTS...............................120

       7.1       Indebtedness................................................120

       7.2       Liens and Related Matters...................................121

       7.3       Investments; Acquisitions...................................123

       7.4       Contingent Obligations......................................124

       7.5       Restricted Junior Payments..................................125

       7.6       Financial Covenants.........................................126

       7.7       Restriction on Fundamental Changes; Asset Sales.............129

       7.8       Consolidated Capital Expenditures...........................130

       7.9       Transactions with Shareholders and Affiliates...............131

       7.10      Sales and Lease-Backs.......................................131

       7.11      Conduct of Business.........................................131

       7.12      Amendments or Waivers of Certain Agreements;
                 Amendments of Documents Relating to Subordinated
                 Indebtedness................................................131

       7.13      Fiscal Year.................................................132

       7.14      Cash Management Systems.....................................132

       7.15      Sale or Discount of Receivables.............................132


Section 8.       EVENTS OF DEFAULT...........................................133

       8.1       Failure to Make Payments When Due...........................133

       8.2       Default in Other Agreements.................................133

       8.3       Breach of Certain Covenants.................................133

       8.4       Breach of Warranty..........................................133

       8.5       Other Defaults Under Loan Documents.........................134

       8.6       Involuntary Bankruptcy; Appointment of Receiver, etc........134

       8.7       Voluntary Bankruptcy; Appointment of Receiver, etc..........134

       8.8       Judgments and Attachments...................................135

       8.9       Dissolution.................................................135

       8.10      Employee Benefit Plans......................................135

       8.11      Change in Control...........................................135

       8.12      Invalidity of Guaranty; Failure of Security;
                 Repudiation of Obligations..................................136


Section 9.       ADMINISTRATIVE AGENT........................................137

       9.1       Appointment.................................................137

       9.2       Powers and Duties; General Immunity.........................138

       9.3       Independent Investigation by Lenders; No
                 Responsibility For Appraisal of Creditworthiness............139

       9.4       Right to Indemnity..........................................140

       9.5       Successor Agents............................................140

       9.6       Collateral Documents and Subsidiary Guaranty................140

       9.7       Duties of Other Agents......................................141

       9.8       Agent May File Proofs of Claim..............................141


Section 10.      MISCELLANEOUS...............................................142

       10.1      Successors and Assigns; Assignments and
                 Participations in Loans and Letters of Credit...............142

       10.2      Expenses....................................................145

       10.3      Indemnity...................................................146

       10.4      Set-Off; Security Interest in Deposit Accounts..............147

       10.5      Ratable Sharing.............................................147

       10.6      Amendments and Waivers......................................148

       10.7      Independence of Covenants...................................150

       10.8      Notices.....................................................150

       10.9      Survival of Representations, Warranties and Agreements......150

       10.10     Failure or Indulgence Not Waiver; Remedies Cumulative.......151

       10.11     Marshalling; Payments Set Aside.............................151

       10.12     Severability................................................151

       10.13     Obligations Several; Independent Nature of Lenders'
                 Rights......................................................151

       10.14     Headings....................................................152

       10.15     Applicable Law..............................................152

       10.16     Construction of Agreement...................................152

       10.17     Consent to Jurisdiction and Service of Process..............152

       10.18     Waiver of Jury Trial........................................153

       10.19     Confidentiality.............................................153

       10.20     Counterparts; Effectiveness.................................154




                                    EXHIBITS



                  I        FORM OF NOTICE OF BORROWING

                  II       FORM OF NOTICE OF CONVERSION/CONTINUATION

                  III      FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                  IV       FORM OF TERM NOTE

                  V-A      FORM OF REVOLVING A NOTE

                  V-B      FORM OF REVOLVING B NOTE

                  VI       FORM OF MORTGAGE

                  VII      FORM OF COMPLIANCE CERTIFICATE

                  VIII     FORM OF BORROWING BASE CERTIFICATE

                  IX       FORM OF OPINION OF BORROWERS' COUNSEL

                  X        FORM OF OPINION OF O'MELVENY & MYERS LLP

                  XI       FORM OF ASSIGNMENT AGREEMENT

                  XII      FORM OF LANDLORD CONSENT AND ESTOPPEL

                  XIII     FORM OF CONTROL AGREEMENT

                  XIV      FORM OF COLLATERAL ACCESS AGREEMENT

                  XV       FORM OF LOCK BOX AGREEMENT

                  XVI      FORM OF SUBSIDIARY GUARANTY

                  XVII     FORM OF SECURITY AGREEMENT

                  XVIII    FORM OF COMMODITY ACCOUNT CONTROL AGREEMENT






                                    SCHEDULES




                  1.1A     RELATED AGREEMENTS

                  1.1B     SYNTHETIC LEASE RESTRUCTURING

                  2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES

                  3.1C     EXISTING LETTERS OF CREDIT

                  5.1      SUBSIDIARIES OF COMPANY

                  5.1E     JOINT VENTURES

                  5.5B     REAL PROPERTY

                  5.5C     INTELLECTUAL PROPERTY

                  5.6      LITIGATION

                  5.11     CERTAIN EMPLOYEE BENEFIT PLANS

                  5.13     ENVIRONMENTAL MATTERS

                  7.1      CERTAIN EXISTING INDEBTEDNESS

                  7.2      CERTAIN EXISTING LIENS

                  7.3      CERTAIN EXISTING INVESTMENTS

                  7.4      CERTAIN CONTINGENT OBLIGATIONS

                  7.14     BORROWERS' CASH MANAGEMENT SYSTEM